UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-12G

GENERAL FORM FOR REGISTRATION OF SECURITIES OF

SMALL BUSINESS ISSUERS

Under Section 12(b) or (g) of the Securities Exchange Act of 1934

SIGNATURE DEVICES, INC.

(Name of small business issuer in its charter)

Nevada	33-1016342
(State of other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3200 Bridge Parkway, Suite 102, Redwood City, California 94065

(Address of principal executive offices, including Zip code)

650-654-4800

Issuer’s telephone number, including area code:

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

GENERAL

Signature Devices, Inc. a Nevada corporation (the "Company" or "SDVI") is furnishing this Registration Statement with respect to its outstanding shares of common stock, $.001 par value. There is currently a limited trading market for SDVI common stock. This registration statement is being filed with the Securities and Exchange Commission to cause the registrant to become a reporting issuer under the Exchange Act of 1934 in order to obtain quotation on the OTC Bulletin Board in compliance with the rules and regulations of the National Association of Securities Dealers, Inc. (NASD).

FORWARD LOOKING STATEMENTS

This Form 10-12G contains forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause SDVI or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The Company is under no duty to update any of the forward-looking statements after the date of this report to conform its prior statements to actual results.

Further, this report contains forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act that involve substantial risks and uncertainties. Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of any research, product development and clinical programs, the need for, and timing of, additional capital and capital expenditures, partnering prospects, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities. The Company' actual results may vary materially from those contained in such forward-looking statements because of risks to which the Company is subject, such as lack of available funding, competition from third parties, intellectual property rights of third parties, regulatory constraints, litigation and other risks to which the Company is subject.

Table of Contents

PART I

5

Item 1. Description of Business

5

Overview of Industry

5

Our Business Model

6

Flash Based Games

6

Java Based Games

6

Other Popular Games

7

Graffiti Entertainment

7

Market

8

Competition

9

Employees

9

Intellectual Property Rights

10

Risk Factors

10

Item 2. Management's Discussion and Analysis

13

Item 3. Description of Property

18

Item 4. Security Ownership of Certain Beneficial Owners and Management

18

Item 5. Directors and Executive Officers, Promoters and Control Persons

18

Item 6. Executive Compensation

19

Item 7. Certain Relationships and Related Transactions

20

Item 8. Description of Securities

20

PART II

21

Item 1. Market Price of and Dividends on the Company's Common Equity and Related Stockholder Matters

21

Item 2. Legal Proceedings

22

Item 3. Changes In and Disagreement with Accountants on Accounting and Financial Disclosure

22

Item 4. Recent Sales of Unregistered Securities

22

Item 5. Indemnification of Directors and Officers

22

PART F/S

24

PART III Exhibits

22

Exhibit 3.1 -Articles of Incorporation

23

FILED #C185732002

23

Exhibit 3.2 – ByLaws

29

Exhibit 3.3 – Auditor Consent

49

Exhibit 3.4 – Employee Nonqualified Stock Option Plan 2005

50

2005 Nonqualified Stock Option Plan

50

2005 Non-Qualified Stock Option Agreement

54

Exhibit 3.5 - Employee Nonqualified Stock Option Plan 2008

58

2008 Nonqualified Stock Option Plan

58

2008 Non-Qualified Stock Option Agreement

62

SIGNATURES

66

PART I

Item 1. Description of Business

Signature Devices, Inc. (OTCPK: SDVI), a Nevada corporation, is focused on software development and video game marketing and sales. The Company’s proprietary online gaming community, Phatyaffle (www.phatyaffle.com) is preparing to launch and our plan is to grow the number of users/gamblers organically via marketing campaigns. The Company also owns Graffiti Entertainment, Inc., which is a publisher and wholesale vendor of console-based (not online) video games with several major retailers, including Wal-Mart, Best Buy, Target, Game Stop, Toys “R” Us, and Amazon.com, and distributes through Navarre Distribution when required by certain retailers. Graffiti Entertainment was granted “publisher” status by Nintendo of America for Nintendo DS and Nintendo Wii game consoles and by Sony Computer Entertainment of America for the Playstation Portable and the Playstation 3 game consoles. This “publisher” status is significant because one cannot publish games for Nintendo and Sony game consoles without being a licensed publisher with these companies.  This status is highly coveted and very difficult to obtain.

The Company also owns a proprietary, patented technology known as “RangeBox.” RangeBox allows all existing wireless links in the 900MHz, 2.4GHz and 5.xGHz ISM bands to operate with improved speed and over greater distances than is otherwise possible. RangeBox allows radio frequency channels such as Wi-Fi and other bands to increase the range of the signals without increasing power.

Phatyaffle.  Phatyaffle is an online community similar to “My Space,” but is designed for casual, light, and hardcore video game players and game developers, and allows members to network through Web pages and the video games they play. Phatyaffle’s services generate revenue through subscription services, advertising space and royalties. Subscription services are obtained through the organically grown community portal that connects gamers with games. Advertising revenue is acquired through the use of Web site placement ads and in-game advertising.  Royalties come from the agreements with Graffiti Entertainment, Inc. and online sales of PC video games

Overview of Industry

The global interactive entertainment market consists of Video game consoles, personal computers, Software (video games) for both consoles and online gaming, and portals for online gaming networks. The global interactive entertainment market was around $29 billion in 2005 (expected to reach 44 million by 2011) per annum in sales, the online game market, which is around $3.4 billion for 2005, the in-game advertising market, which is around $200 million, and the online advertising market at between $30 billion and $45 billion (source: DFC Intelligence), which specializes in market research and strategic analysis of issues in the worldwide PC game, video game, online game and multimedia industries. Our reports include historical analysis and trends, 5-year scenario-based forecasting, company profiles, insights, opinions and detailed sector analysis.) Further, the worldwide video game and interactive entertainment market is to grow from about $29 billion in 2005 to around $42 to $44 billion by 2011.  The worldwide online game market is forecasted to grow from $3.4 billion in 2005 to over $13 billion in 2011, driven by the increase in broadband households, higher PC penetration and more connected console video game systems. From mid-2006 to the end of 2008, DFC Intelligence forecasts the numbers of online console gamers will more than triple to over 40 million worldwide.  For Internet Advertising, Price Waterhouse Coopers predicts “Internet advertising is the fastest-growing advertising medium with a projected 15.8 percent compound annual increase to $32 billion globally in 2009.”

The worldwide PC game software market is very competitive. We compete with companies having operations varying from small companies with limited resources to large companies with much greater resources than we have. The changing worldwide PC game software market in recent years has been impacted by many factors, such as: an increasing number of technologically advanced PCs with more powerful operating systems, enhanced graphics and video cards, and expanded memory chips, as well as higher capacities and faster speeds for CD, DVD and hard drives in the home and office; greater access by consumers to the Internet through high-speed access modes (such as cable modems and DSL connections); increased interest in online game play; the increasing number of game console devices in the home; and the development of increasingly advanced technologies supporting game play (such as hand held game devices, mobile phones, and personal digital assistants). Market data suggests that one of the results of the increased competition in the overall PC game market, driven by this growing array of alternative game-playing technologies, is a decrease in the retail shelf space offering value-priced PC games in recent years.

Additionally, continued growth in the installed base of technologically advanced yet affordably priced PCs has made PC software games a mass-market commodity. The development of this mass market for PC software games has contributed to the importance of mass merchant PC software sales as a distribution channel, and has increased the pricing pressure for these types of games and the competition for high quality, competitively-priced gaming software content. This increased competition has emphasized the importance of marketing, merchandising and brand name recognition.

Faced with the challenges of marketing and distribution, many independent software developers for PC games are pursuing relationships with publishing companies with stronger distribution capabilities than ours, including better access to mass market retailers and greater merchandising, marketing and promotional resources than we have. At the same time, retailers with limited shelf space in their stores are faced with the challenge of managing an increasing number of software titles to select from. This factor has increased the competition for maintaining and/or growing our share of the declining amount of retail shelf space allocated to value-priced PC software games. A significant result of these market pressures is an industry trend toward the consolidation of consumer entertainment PC software publishers and distributors. The trends toward industry consolidation and increased competition for game content and retailer shelf space are expected to continue for the foreseeable future.

Our Business Model

Our “Phatyaffle” portal is designed to incorporate both industry standard advertising and subscription based revenue models.  Customers who choose not to pay a subscription fee are subject to on screen ads every step of the way, while our subscription-based members are subject to far less intrusive advertising.  The subscription model includes incentives for subscribing, such as more functionality, less intrusive ads, and access to multiplayer games.  We will also add to our revenue by publishing some of the best online games for use on consoles.  The non-subscription revenue model works by generating advertising revenue on our site, for in-game advertising, and through payment for downloadable content. The subscription model includes free downloadable content, posting of scores to leader boards, gamers’ own homepage for posting blogs and screenshots, and technical support for game engines.

Online Sales

In order to standardize the process of selling third party products all console games are to be sold under the label “Graffiti Entertainment.”  Our licensed retailers for online distribution are: Toys "R" Us, Wal-Mart, Amazon.com, as well as additional distribution through Navarre and other distributors to reach Best Buy, Target, and other large volume retailers.  This will allow us to set up a customer pipeline and make it simple to keep track of who has ordered what.  With this online distribution we will start with U.S.-based computer servers and then we will scale to other countries in Europe and Asia as this product gains popularity.

Flash Based Games

Flash Based games are popular games that run in browsers with the help of Adobe’s “FLASH” player software. We currently have approximately 100 free casual games available for online, including classics such as Asteroids, Pac-Man, and Bejeweled.  Upon sign up, the user will be able to make its own “My Space” style home page, complete with a blogging section, a forum for topical discussions, a section for pictures, and instant access to friends’ lists and leader boards.  From there, the user has the option to purchase a variety of games at very reasonable prices, with more games from many different developers showing up weekly.  They will also have the ability to purchase the games that we produce, such as Red Cell, Tank Wars, Air Conflicts, and Flack Squad.

Java Based Games

Java Based games are popular games that run on almost any platform.  They usually are considered “light” games in that they do not take a long time to play and can be picked up fairly easily.  Our Networking code will be converted to Java as part of Phase 2, so that these types of games can use the multi-player facilities on Phatyaffle.  A lot of tournament type games can be done in Java.  We will provide samples of games with existing technology from 3rd parties that allow for game development

Examples of Java types of games

Texas Hold ‘Em Poker

Any Casino Style games

Management Style Games (See “3D Show Dogs” below)

Arcade style games

Other Popular Games

3D Show Dogs is a game focused on dog lovers that plays like a cross between a virtual-pet and a pen and paper role playing game, with the community aspect of a massively multiplayer online game. Show Dogs will be hosted on Phatyaffle.com. Additional income is generated because this game brings in advertising for dog lovers and gives them space on phatyaffle.com to play a particular genre of game that is very popular among this affinity group.

Flack Squad: Defenders for Liberty is an intense, action-oriented, arcade style shooter game.  It is in the same vein as other turret shooters such as Beach Assault; however, it involves plane-to-plane combat and missions that are far more fleshed out.  This game is an action-packed classic arcade experience that has been re-imagined with high quality graphics; eye-popping particle effects and state of the art physics.

Tank Wars is a tank combat game that will show off the true power of the Reality Engine, which is another video game engine we own after we acquired the assets of Ascended Entertainment in February 2008. We are in the process of developing and enhancing Tank Wars to have unprecedented physics and graphical clarity, including a version for Xbox Live or other console online system where up to 16 tanks can go at each other simultaneously.

Graffiti Entertainment

Graffiti Entertainment is a licensed video game publisher with Nintendo and Sony for the Nintendo DS, Nintendo Wii, Sony Playstation Portable and Sony Playstation 3.  Graffiti ships products to several major retailers, including Wal-Mart, Best Buy, Game Stop, Toys “R” Us, Amazon.com AAFES, and uses Navarre Distribution for distribution to retailers that require it. Graffiti employs industry veterans to manage its sales teams, public relations and marketing. We have nationwide sales teams that deal directly with major retailer buyers. These sales team is SMP Sales. As of September 2006, Graffiti has published 3 PC products: Crazy Frog Racer, Chain of Command: Eastern Front, and Red Jets, which are sold at Amazon.com, Fry’s Electronics and others.

In November of 2006, Graffiti Entertainment published two Game Boy Advanced games and distributes the products through retailers.  Mazes of Fate and Back to Stone have both received critical acclaim.

The company has 15 SKU’s (Stock Keeping Unit).  [Industry uses SKU as a term to keep track of titles for multiple platforms (a Platform is one of Sony Playstation 2, Playstation 3, Playstation portable, Nintendo GameCube, Nintendo Wii, Nintendo DS, XBOX, XBOX 360, Sega Genesis, etc. Hardware that plays the games titles that are being developed by various developers and are expected to ship in 2008.

Mazes of Fate DS is a Role Playing Game for the Nintendo DS.  It was developed by Sabarasa Entertainment, SRL for Graffiti Entertainment to publish.  It features Dual Screen capabilities for Nintendo DS, 3D Monsters and Dungeons, 100+ interactive, dynamic and animated dialogs, 50+ levels.

Black Sigil: Blade of the Exiled is Role Playing Game for the Nintendo DS handheld console system.  It has many features including, beautiful and vivid environments, complex worlds and 30+ hours of game play with tons of side-quests.  The game was developed by Studio Archcraft for publication by Graffiti Entertainment.

Sky Bandits is an alien world shooter game that was developed by Signature Devices, Inc. for GlobalVR for arcade games.  Signature Devices maintains the rights to Sky Bandits and is offering it to subscribers of the phatyaffle.com website as incentive to sign up for the subscription membership.  The game is also sold online.

Martial Arts : Capoeira (Playstation Portable, Playstation 2, Nintendo Wii, Nintendo DS, Windows) is a game that is being developed by Twelve Interactive for Graffiti Entertainment to publish.  The game is a fighting game with addition of some Role Playing elements.  You can build your characters skills and make him a better fighter as the game progresses.

Farcry – Paradise Lost (Arcade) was finished in 2006 and is in Arcades, such as Dave & Busters. Paradise lost is a first person shooter game that has amazing graphics and we developed for coin-operated video games.  The game was developed by Signature Devices, Inc. and is manufactured by GlobalVR.

Air Conflicts (PSP/PS2) is an arcade flight simulator game set in World War II featuring aircraft of this perios and historically inspired missions.  It is in the Beta Stage of development (testing for bugs, before shipping) and will ship for the Playstation Portable first, followed shortly by the Playstation 2.

Meez.com is a Java-based 3d Avatar system written in Java.

Samurai Shodown V (XBOX) is a game for the XBOX console that was completed in 2006.  The company was paid a development fee by SNK Playmore for the development of the game. SNK Playmore published the game in 2006.

Medal of Honor Pacific Assault (PC). Signature Devices, Inc. contracted with Electronic Arts to help finish the game Medal of Honor Pacific Assault PC”  Signature Devices, Inc received compensation for the work as a contractor.

Market

Worldwide Online Revenue by Market

According to Price Waterhouse Coopers, “the U.S. wireless games will experience the fastest rate of growth, increasing from $646 million in 2005 to $2.3 billion in 2010, a 28.6 percent compound annual increase.”  As a fourth phase of operation, Phatyaffle can expand into wireless games. Price Waterhouse Coopers further states, “In the Asia Pacific region online games became the second-largest category in 2005, passing the PC game total, and will increase by 23.0 percent compounded annually, reaching $4.4 billion in 2010 as compared with $1.6 billion in 2005. Canada has one of the highest broadband penetration rates in the world, spurring growth in the online game segment.”

Served Available Market

A recent article [published at www.gamasutra.com/php-bin/news_index.php?story=12419] entitled “Online Console Gaming 2006: Downloadable Content and Online Advertising to Become Key Revenue Generators” states that, “Revenue from paid downloadable content and in-game ads will grow 46 percent annually from 2005-2010.”

Online Served Available Market

The Served Available Market (SAM) for Online gaming is calculated from various sources. The North America Online market will grow from $1.1 billion in 2005 to $4.4 billion in 2010 (according to Parks Associates). About 2.8 Billion in revenue expected in 2007 (according to the NPD Group is the leading global provider of consumer and retail market research information)   Taking the 2.8 billion revenue and splitting it up to account for the markets that we serve, then this is 45% of the market by genre and about 35% attributed to North America.  Our served available market then becomes about $441million for 2007.  These same numbers grow to $5 billion total, which calculates to a $787 million SAM by 2011.  Since we plan to expand into Europe and Asia by 2011, the SAM number grows to $2.25 billion.  This is because now we calculated the total SAM * the genre (45%) and get 2.25 billion SAM

Retail Served Available Market

The Served Available Market for retail sales of our video games through the Graffiti Entertainment label is calculated from several sources. U.S. PC game sales for 2006, with retail revenues over $970 million (NPD).  We publish games for the PC market both online and into retail. The Total World Wide Retail Market for Video game excluding hardware (consoles, etc) is 7.69 billion according to Pacific Coast Securities  This gives us a total served available market for the retail sales of 8.66 billion dollars.

In-Game Advertising Served Available Market

Current estimates are about $200 Million in 2006 and increasing to $1.0 to $1.8 Billion in 2010.  This is a great time for us to get in on this market with products like a racing game, Dog Show, and other specific games. For instance, the

Racing Game we plan on developing for the phatyaffle.com web portal will use billboards and sides of track walls to advertise things like Pennzoil, Coca-Cola and anything else that is currently advertised in real race car scenarios.  The Dog Show will have advertisements from companies such as Purina Dog Chow, any dog-related items. Each game has an advertising audience that can be tapped into.

Advertising revenue helps complement subscriptions and the purchasing of downloadable content; however, advertising revenue from a Web site is difficult to predict because we are sharing revenue with developers.  Given typical Internet advertising and the individual types of advertising we can only predict advertising income conservatively, so we don't overestimate our potential income and skew our numbers.  On top of general advertising, in-game advertising is relatively new, but still represents an additional $200 million per year industry wide.

Console games have come close to becoming the largest source of revenue in the video games industry.  Each title can earn millions of dollars of profit.  By utilizing Phatyaffle, we can put early builds of our games out to the public to beta test for us for free, which will mitigate the cost of beta testing and mitigate the risk of putting out a game with features that the gaming community doesn't like.  The beta testing acts as a free focus testing, as we can ask gamers for their opinions and implement any fixes that will improve game play and, therefore, profitability.  Conservatively, we could release two to three console games per year.  According to the NPD TRST Data, the average number of units sold per title is 200,993, with a game selling for the average retail price of $30.19.

Competition

Competition for the web portal phatyaffle.com is from many different sources, because phatyaffle.com is multi-faceted and has many pieces of other web portals. For online gaming sites, competitors include PlayLogic, Kongregrate and many others game portal sites.

For Graffiti Entertainment, Inc. our competitors include Electronic Arts, Activision, and many other video game publishers.

Game Spy (multiplayer game arbitrator)

Game spy is a middleware solution for game companies to integrate multiplayer capabilities into their game.  It is an expensive solution, charging more that $50,000.00 per SKU to integrate their technology into your game engine.  They are, however, the de-facto standard for multiplayer integration.  What they are lacking is the community to support all the games.  Each community is based on a certain game and there is no global community.

Pogo.com (Electronic Arts)

Pogo.com was bought be Electronic Arts a few years back.  They are purported to have one million subscribers to their site.  They have the benefit that they are the biggest game company.  The downside to pogo.com is that they are mostly casual games and have no sense of community or high scores and leader boards.  Electronic Arts has tried something similar in the past to Phatyaffle, what they called EA.COM, but it has not done well.

Epic’s Unreal Engine

Epic’s Unreal Engine is a commercial product that sells for approximately $350,000 per SKU.  Its benefit is that it is an established game engine that many people are using.  We hope to be able to compete effectively by providing our engine for free.

Microsoft XBOX Live

The Company is not directly competing with Microsoft because their platform is for XBOX 360 only.  Signature Devices plans on using a wrapper for its code to interface to Microsoft’s service when games are on XBOX and XBOX 360.  One hint of competition with Microsoft is that they are doing XBOX Live Arcade games and, depending on the game systems a gamer may have, Signature Devices may be offering similar products to Microsoft’s XBOX Live Arcade.  We do not perceive this to be a problem because many games are put on the different platforms.

Employees

As of April 30, 2008, we had 18 full time employees.

Intellectual Property Rights

We rely primarily on a combination of trademark, copyright, trade secret and other proprietary rights laws, license agreements, third-party nondisclosure agreements and other methods to protect our proprietary rights. United States copyright law, international conventions and international treaties, however, may not provide meaningful protection against unauthorized duplication or infringement of our software. Policing unauthorized use of an easily duplicated and broadly disseminated product such as PC software is very difficult. Software piracy is expected to be a persistent problem for the software industry for the foreseeable future. If a significant amount of unauthorized copying of our products were to occur, our operating results and financial condition would be adversely affected.

Historically, all of our published software titles have been licensed from independent PC software game developers, and in such case we did not acquire the copyrights for the underlying content. These licenses are typically limited to use of the licensed rights in products for specific time periods. While we may have renewal rights for most of our content licenses, the publishing of our externally developed products is dependent on our ability to continue to obtain the intellectual property rights from these third parties on mutually agreeable terms and at satisfactory contractual rates. During fiscal 2006, we began using independent developers to develop our titles under agreements that provide us with ownership rights to these titles.

PC game developers and publishers are subject to infringement claims, and there has been substantial litigation in the industry regarding copyright, trademark and other intellectual property rights. When claims or litigation, with or without merit, are brought against us, such claims can and have been costly and result in a diversion of management's attention and our financial resources, which could have a material adverse effect on our business, operating results and financial condition. We can and have incurred substantial expenses in evaluating and defending such claims, regardless of the merit of the claims.

Risk Factors

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

Risks Related to Our Business

We have incurred net losses for the last two fiscal years. During this time, we have funded our business activities entirely from cash generated from operations. If we are unable to return to profitability, we may not be able to continue to fund our operations without securing outside financing. Our accumulated deficit at December 31, 2007 was approximately $6,500,000. Our operations today are subject to all of the risks inherent in the operation of a thinly-capitalized small business in a highly competitive industry dominated by much larger and financially stronger competitors. These risks include difficulties in licensing and developing quality content for our products, distributing and marketing our products on terms that are profitable and commercially reasonable to us, competition from other products in the same genres and at the price points that we sell our products, and unanticipated costs and expenses associated with product development, distribution, sales or marketing. Our future success will depend on our ability to become profitable in the development, marketing, distribution and sales of our current and future software products.

For the past two years, over 90% of our revenues have been generated from Consulting Income. We are phasing out consulting services and focusing our efforts on game publishing and development. Therefore, our past performance may not be an indicator of our future performance.

Our Products may not be accepted in the marketplace.

We depend on the market acceptance of our software products, which typically have relatively short product life cycles. Our profitability depends on our ability to publish new PC software and console video game titles that are distributed into retail stores and then ultimately sell through to consumers. Our success is also dependent on increasing sales of our products via the Internet, to keep pace with the growing number of sales of casual games through this medium. Although in fiscal 2008, we will continue to evaluate various product and marketing strategies to increase consumer demand for our products on the Internet, there is no assurance that any of these initiatives will be effective, particularly because consumer preferences for PC games are difficult to predict, and only a few products achieve sustained market acceptance.

Our business is highly competitive and changes rapidly.

The consumer entertainment PC software and console market is highly competitive and changes rapidly. A constantly increasing number of software titles are competing for consumer's entertainment spending dollars. Retailer changes to shelf space allocations, such as the reductions in retail shelf space for value-priced PC games that occurred during the past two fiscal years, can negatively affect our future sales and operating results. Additionally, as sales of PC games increase on the Internet, we must be able to sell more of our products in that market in order to continue to compete in this industry. The competition for retail shelf space, as well as product placement on key Internet game portals, continues to intensify. We continue to see shifts in the market for PC software games that are likely to continue to negatively affect our operating results. Competition also results in greater leverage for software retailers, distributors and Internet game sites in negotiating terms of sale, including price markdowns, product return policies and purchase prices.

We depend on relationships with outside vendors and software developers.

Our business is dependent on commercially viable licensing and product development arrangements with independent software developers. Independent software developers develop all of the content for our software titles. Our success in introducing new higher quality PC software and console titles depends on our ability to maintain relationships and enter into new product development and licensing agreements on favorable terms with skilled independent software developers. Increased competition for skilled console software developers and quality PC software game content has compelled us to agree to increasingly higher contractual royalty rates and larger advance royalty payments and, in some cases, to guarantee minimum royalty payments to content licensors. If the products subject to these advance and minimum payments do not generate sufficient sales volumes to recover these upfront costs, this would have a negative impact on our financial results and financial condition. Additionally, if we are not able to obtain quality content on commercially viable terms from independent software developers, this would also adversely affect our business.

Our Competitors are larger and better financed than we are.

Our present or future competitors may develop products that are comparable or superior to ours. Our competitors may offer higher quality products, lower priced products or adapt more quickly than we do to new technologies or evolving customer requirements. Our competitors typically have more financial resources to spend on marketing promotions, sales incentives, packaging treatments, licensing more recognizable brands, and advertising efforts. Competition has continued to intensify as our industry has consolidated, since we have remained a small software publisher and most of our competitors have either grown larger or have gone out of business. In order to be successful in the future, we must be able to better respond to technological changes, customer requirements and competitors' current products and innovations. We may not be able to compete effectively in this market, which would adversely affect our operating results and financial condition.

Our common stock is volatile and unpredictable.

Our common stock has experienced low trading volumes and unpredictable volatility on the Pink Sheets. Our shares of Common Stock are currently traded on the Pink Sheets under the symbol SDVI.PK.  Upon this Form 10SV going effective with the SEC, we immediately plan to apply for listing on the OTC Bulletin Board. Many stocks traded on the OTC Bulletin Board have experienced significant price and trading volume fluctuations. These fluctuations are often unrelated or disproportionate to the operating performance of individual companies. Our stock price may be adversely affected by such fluctuations, regardless of our operating results. Additionally, many common stocks traded on the OTC Bulletin Board are thinly traded, such as our common stock, which can make it difficult to sell shares of our stock. If our stock is not approved for trading on the OTC Bulletin Board, our stock would continue to be traded on the Pink Sheets.

Our intellectual property may not be adequately protected.

We may have difficulty protecting our intellectual property rights. We either own or have licensed the rights to copyrights for our product content, trademarks and our corporate name and logo. We may not have sufficient resources to adequately protect our intellectual property rights, and our existing or future copyrights, trademarks, trade secrets or other intellectual property rights may not be of sufficient scope or strength to provide meaningful protection or commercial advantage to us.

If we are not able to sufficiently protect our intellectual property rights, this would have an adverse effect on our business and operating results and on the overall value of our company.

Our intellectual property might infringe on the intellectual property of others

We may incur substantial expenses and be required to use our internal resources to defend infringement claims, and settlements may not be favorable or attainable. We may from time to time be notified that we are infringing the intellectual property rights of others. Combinations of content acquired through past or future acquisitions and content licensed from or developed by independent software developers may give rise to claims of infringement. In past years, we have incurred significant defense costs and utilized substantial internal resources in defending trademark and copyright claims and lawsuits. Other third parties may initiate infringement actions against us in the future. Any future claims could result in substantial costs to us, and diversion of our limited resources. If we are found to be infringing the rights of others, we may not be able to obtain licenses on acceptable terms or at all, and significant damages for past infringement may be assessed or further litigation relating to any such licenses or usage may occur. Our failure to obtain necessary licenses or other rights, or the initiation of litigation arising from any such claims, could materially and adversely affect our operating results.

We are exposed to the risk of product defects.

We are exposed to the risk of product defects. Products we offer can contain errors or defects. The PC hardware environment is characterized by a wide variety of non-standard peripherals, such as sound and graphics cards, and configurations that make pre-release testing for programming or compatibility errors difficult and time-consuming. Despite the extensive testing performed by our quality assurance personnel, new products or releases may contain errors discovered after shipments have commenced, resulting in a loss of or delay in market acceptance or product recalls, which would adversely affect our business, operating results and financial condition.

Mr. Hurley will have effective control of the Company for an indefinite period of time.

As of February 15, 2008, 277,552 shares of preferred stock were outstanding and held of record by 3 stockholders. Mr. Hurley, the CEO and director of the Company, owns 243,658 shares of preferred stock.  The preferred stock votes with the common stock and each share of preferred stock is entitled to 1,000 votes per share on any matters that the stockholders are required to vote upon.  This would allow Mr. Hurley, together with his ownership of 19,469,000 shares of common stock, to control approximately 263,127,000 votes

We depend on key management and technical personnel. We rely on our management and other key personnel for the successful operation of our business, especially since we have so few employees. We are dependent upon the expertise and skills of several key sales, marketing and product development employees, and there can be no assurance that we will be able to continue to retain these personnel at current compensation levels, or at all. Failure to continue to attract and retain qualified personnel could materially adversely affect our business and prospects.

Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

With a price of less than $5.00 per share;

That are not traded on a "recognized" national exchange;

Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

Item 2. Management's Discussion and Analysis

Signature Devices, Inc. (“SDVI” or the “Company”) is a full service developer and publisher of interactive entertainment software for PC’s and advanced entertainment consoles as well as creating, developing and manufacturing advanced information technology. The Company’s wholly-owned subsidiary Graffiti Entertainment, Inc. was granted publisher status by Nintendo of America for Nintendo DS and Nintendo Wii game consoles and by Sony Computer Entertainment of America for the Play station Portable and Play station 3 game consoles. Graffiti is in the process of obtaining publisher status for Microsoft’s XBOX 360 console. Graffiti Entertainment is a vendor with several major retailers including Wal-Mart, Best Buy, Target, Game Stop, Toys “R” Us, Amazon.com, AAFES and distributes through Navarre Distribution when required by retailers. The Company also owns technology known as Range box which allows all existing wireless links in the 900 MHz, 2.4GHz and 5.xGHz ISM bands to operate with improved speed and over greater distances than otherwise possible. The Company’s online gaming community Phatyaffle launched and will grow organically via the users. The Company has developed proprietary software and licenses third party software libraries to rapidly prototype multiplayer video games.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and notes thereto and the other financial information included elsewhere in this document.

NOTE ON FORWARD LOOKING STATEMENTS

This memorandum and the exhibits hereto contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 with respect to our financial condition, results of operations, plans, objectives, future performance and business, which are usually identified by the use of words such as "will," "may," "anticipates," "believes," "estimates," "expects," "projects," "plans," "predicts," "continues," "intends," "should," "would," or similar expressions. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with these safe harbor provisions.

These forward-looking statements reflect our current views and expectations about our plans, strategies and prospects, which are based on the information currently available and on current assumptions.

We cannot give any guarantee that these plans, intentions or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including those Risk Factors set forth in this memorandum. Listed below and discussed elsewhere in this document are some important risks, uncertainties and contingencies that could cause our actual results, performances or achievements to be materially different from the forward-looking statements included or incorporated by reference in this memorandum. These risks, uncertainties and contingencies include, but are not limited to, the following:

·	competition in the industry;
·	the availability of debt and equity financing;
·	future acquisitions;
·	the availability of qualified personnel;
·	international, national, regional and local economic and political changes;
·	general economic and market conditions;

·	changes in applicable laws;
·	trends affecting our industry, our financial condition or results of operations;
·	the timing and amount of collections on our receivable portfolios;
·	increases in operating expenses associated with the growth of our operations.

You should read this memorandum and the documents that we incorporate by reference in this memorandum completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

Overview

Signature Devices, Inc. publishes, creates, develops and manufactures advanced information technologies, including computer systems, software, and electronic products.  The company also publishes software including video games, and commercial products.  One of the company’s technologies includes a blend of hardware and software for Image generation technology.  Signature Devices, has developed software for the world's leading game publishers, including Electronic Arts (NASDAQ: ERTS), Crytek, Expresso Fitness, and SNK Playmore. The company has also developed embedded systems and electronics for companies such as Pacific Consultants (now PEMSTAR) for the product Land Warrior.

Signature Devices’ Phatyaffle website portal includes subscription services, advertising space and royalties. Subscription services will be obtained through the organically grown community portal that connects gamers with games. Advertising revenues will be generated through the use of web site placements advertisements and in game advertising. Royalties come from the agreements with Graffiti Entertainment and online sales of PC video games. There is no assurance that the Company will obtain the required capital for completing the technology, licensing technology where needed, create original groundbreaking titles, continue site maintenance and maintain overhead.

Result of Operations

Our results of operations for the twelve months ending December 31, 2007 and the twelve months ending December 31, 2006 consisted of operations of the Company and its wholly-owned subsidiary Graffiti Entertainment, Inc. The Company reported net losses of $5,587,921 and $885,647 for the fiscal year ending December 31, 2007 and 2006, respectively. (Stock based loss.)

The Company reported net losses of $2,120,151 for the three months of this year ending March 31, 2008 as compared to a loss of $376,611 for the same period in 2007. (Stock based loss.)

Revenues and Cost of Goods Sold:

The Company reported revenues of $731,099 and $1,169,017 for the twelve months ending December 31, 2007 and 2006, respectively. Revenues decreased by $437,918 (37%) for the twelve months ending December 31, 2007 compared to the same period in 2006 due to shifting focus from mostly services based company to a video game publishing company. Management believes that the long term benefits of publishing and owning the rights to its own titles will far outweigh the short-term losses.

The Company reported revenues of $114,400 and $201,430 for the three months ending March 31, 2008 and 2007, respectively. Revenues decreased by $87,030 (43%) for the three months ending March 31, 2008 compared to the same period in 2007 due to transitioning from a services company to a video game publisher.  We are funding the development of products that are shipping to retailers and are in the final phases of a development cycle.  Typical seasonality for the video game market is during the 4th quarter centered around the Christmas season and most sales are made during this quarter.

Cost of Goods Sold was $129,920 and $70,837 for the twelve months ending, 2007 and 2006, respectively.  Cost of goods sold increased by $1,582 (2%) for the twelve months ending December 31, 2007 compared to the same period in 2006. The increase in cost was due to the production of video game cartridges based upon the Company’s shift in philosophy from a service-based company into a video game publisher. .

Gross profit for the twelve months ending December 31, 2007 was $601,179 compared to $1,098,180 for the same period in 2006. Gross profit for the twelve months ending December 31, 2007 decreased by $439,500 (40%) due to costs for development of video games for outside developers that we publish.

The Company reported gross profit, for the three months ending March 31, 2008, of $114,203 compared to $137,652 for the same period in 2007. Gross profit for the three months ending March 31, 2008 decreased by $23,449 (17%).  This reduction in gross profit was also due to the costs for development of video games for outside developers that we publish.

Total Operating Expense: Selling, general and administrative (S,G&A) expenses for the twelve months ending December 31, 2007 were $ 1,201,557 compared to $ 1,050,734 for the same period in 2006. Stock based compensation expense for twelve months ending December 31, 2007 was $4,904,344 compared to $923,986 for the same period in 2006. Stock based compensation expense increased by $3,980,358 (430%) due to an increase in expenses relating to marketing, sales, administrative stock issuance to individuals for providing services to the company.

The Company’s S,G&A expenses for the three months ending March 31, 2008 were $540,047 compared to $ 239,972 for the same period in 2007. Stock based compensation expense for three months ending March 31, 2008 was $1,691,361 compared to $272,175 for the same period in 2007. Stock based compensation expense increased by $1,419,186 (621%) due to an increase in expenses relating to marketing, sales, administrative stock issuance to individuals for providing services to the company.

Liquidity and Capital Resources: The Company's principal capital requirements during the year 2007 are to fund the internal operations and acquire profitable growth-oriented businesses in the similar industry. The Company raised necessary funds by selling shares of its common stock to selected investors and bringing in business partners whose contributions include cash. In view of low borrowing interest rates, the Company continues to actively pursue additional credit facilities with accredited investors and financial institutions as a means to obtain new funding.

As shown in the accompanying financial statements, the Company incurred a net loss of $5,587,921for the twelve months ending December 31, 2007 and $885,647 for the year ending December 31, 2006. Additionally, the Company’s net cash used in operating activities for the twelve months ending December 31, 2007 was $270,170 and for the year ended December 31, 2006 was $120,125.

Signature Devices will need to continue to dilute its shareholder base through the issuance of stock in order to accomplish its objectives as outlined in its business plan.  If successful, we are confident in our ability to be profitable in the next 12 to 24 months.

The Company’s forecast of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors.

Operating Activities:

Net cash used in operating activities during the twelve months ending December 31, 2007 amounted to $270,170 primarily due to a decrease in accounts receivable to $25,705, increase in inventory to $113,955, decrease in prepaid expenses and other current assets to $24,999, and an increase in accounts payable to $104,927.

Investing Activities:

Net cash used in investing activities during the twelve months ending December 31, 2007 was $16,507 primarily due to the purchase of property and equipment.

Financing Activities:

Net cash provided by financing activities during the twelve months ending December 31, 2007 was $260,633. The Company received $276,000 in funding against the sale of preferred shares to an accredited investor. The Company paid cash of $32,000 towards loans from shareholders.

As a result of the above activities, the Company experienced a net decrease in cash to $26,044 for the twelve months ending December 31, 2007. The ability of the Company to continue as a going concern is still dependent on its success in acquiring profitable operations or by selling its common shares to accredited investors.

Application of Critical Accounting Policies and Estimates

Revenue Recognition:

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. The Company recognizes revenues from activities when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangements, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectibility is reasonable assured.

Stock-based Compensation:

The Company follows the prescribed accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights in accordance with SFAS No. 148 “Accounting for Stock-Based Compensation.” SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement requires prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results.

Issuance of Shares for Services:

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Impact of Accounting Pronouncements

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

a)	A brief description of the provisions of this Statement

b)	The date that adoption is required
c)	The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In February 2007, FASB issued FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities”. FASB 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FASB 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FASB 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009. Management is currently evaluating the effect of this pronouncement on financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”. This Statement replaces SFAS No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is on or after Company’s fiscal year beginning October 1, 2009. While the Company has not yet evaluated this statement for the impact, if any, that SFAS No. 141(R) will have on its consolidated financial statements, the Company will be required to expense costs related to any acquisitions after September 30, 2009.

FASB Staff Position on FAS No. 115-1 and FAS No. 124-1 (“the FSP”), “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” was issued in November 2005 and addresses the determination of when an investment is considered impaired, whether the impairment on an investment is other-than-temporary and how to measure an impairment loss. The FSP also addresses accounting considerations subsequent to the recognition of other-than-temporary impairments on a debt security, and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The FSP replaces the impairment guidance on Emerging Issues Task Force (EITF) Issue No. 03-1 with references to existing authoritative literature concerning other-than-temporary determinations. Under the FSP, losses arising from impairment deemed to be other-than-temporary, must be recognized in earnings at an amount equal to the entire difference between the securities cost and its fair value at the financial statement date, without considering partial recoveries subsequent to that date. The FSP also required that an investor recognize other-than-temporary impairment losses when a decision to sell a security has been made and the investor does not expect the fair value of the security to fully recover prior to the expected time of sale. The FSP is effective for reporting periods beginning after December 15, 2005. The adoption of this statement will not have a material impact on our consolidated financial statements.

Item 3. Description of Property

The Company's principal executive offices are located at 3200 Bridge Parkway, Suite 102, Redwood City, California 94065, and currently includes approximately 3,500 square feet of offices space. The Company has agreed to lease an adjacent space, which would give the Company office space of approximately 7,000 square feet. The lease for the entire space will expire in January, 2010. The Company currently pays a base rent of $2.00 per square foot per month.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of December 31, 2007, regarding the beneficial ownership of the Company's common stock by (1) each person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who is known by the Company to own beneficially more than 5% of the Company's outstanding voting securities; (2) each of the Company's Directors; (iii) each Named Executive Officer (as defined in "Item 6. Compensation" below); and (iv) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner	Number of Shares	% Ownership
Kenneth Hurley , CEO and Director	278,096,000	76.07%
Efrain Valdivia , Director	40,647,000	11.12%
All Directors and Officers as a Group	318,743,000	87.19%

(1) Unless otherwise stated, the address of all persons in the table is 3200 Bridge Parkway, Suite 102, Redwood City, California, 94065.

Item 5. Directors and Executive Officers, Promoters and Control Persons

The directors and executive officers of the Company are as follows:

Name	Position
Kenneth Hurley	CEO and Director
Efrain Valdivia	Director

Background of Directors and Executive Officers

Kenneth Hurley – CEO and Director

Mr. Hurley incorporated Signature Devices, Inc. in 2002 in the State of Nevada. Over the last six years, Mr. Hurley has overseen the day-to-day operations as the CEO of Signature Devices, Inc. and Graffiti Entertainment, Inc..  He has worked in the Video Game Industry for 28 years in notable companies such as Electronic Arts, Intel and NVIDIA Corporation.  He holds a bachelor’s degree in computer science from the University of Maryland University College.

Efrain Valdivia – Director

Mr. Valdivia was elected to the Board of Directors of Signature Devices, Inc in February of 2006. Mr. Valdivia is currently District Operations Manager at Rental Service Corporation, where he has worked in the Equipment Rental Industry for more than 10 years. He began in 1998 as the District Sales manager and worked in that capacity for five years, after which he was promoted to his current title.

Mr. Valdivia earned an M.B.A. from Oregon State University with emphasis in international marketing and a B.S. from Oregon State University with emphasis in management. He speaks, writes and reads Spanish as a second language fluently. He worked in the Insurance Industry for seven years and software industry for three years.  Mr. Valdivia is currently in charge of 10 stores in Oregon and Southwest Washington with an asset base of $33 Million producing over $1.5 Million in revenue per month.

Item 6. Executive Compensation

Summary Compensation Table

		Annual Compensation			Long Term Compensation			All Other Compensation
					Awards		Payouts
(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Other Annual Compensation	(f) Restricted Stock Awards ($)	(g) Securities Underlying Options/ SARSs (#)	(h) LTIP Payouts ($)
Kenneth Hurley (CEO, CFO & Secretary)	2007	$18,000	0	0	$1,555,970	0	0	0
	2006	0	0	0	$2,360,000	0	0	0
Efrain Valdivia (Director)	2007	0	0	0	$390,000	0	0	0
	2006	0	0	0	$126,000	0	0	0

The Company does not have any standard arrangements pursuant to which directors are compensated for services as directors.

Employment Agreements

The Company has employment agreements with its employees that are general in nature as “employment at will” contracts with no guarantees to the employees.  These employment agreements are strictly for the protection of company assets.

The Board of Directors and Committees

The members of our Board are elected for one-year terms, to hold office until the next general meeting of stockholders, or until removed from office in accordance with our bylaws.

Our Board does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by the Board as a whole.

Code of Ethics

To date, we have not adopted a Code of Ethics applicable to our principal executive officer and principal financial officer because the Company has no meaningful operations. The Company does not believe that a formal written code of ethics is necessary at this time. We expect that the Company will adopt a code of ethics if and when the Company successfully completes a business combination that results in the acquisition of an on-going business and thereby commences operations.

Item 7. Certain Relationships and Related Transactions

From time to time, the Company has borrowed from its CEO for general and administrative expenses. At December 31, 2007 and 2006, the Company had $0 and $39,343, respectively, in loans from its officer, which were unsecured, and due two years from date of loan. Interest rate was charged at 10% per annum, and for the year ended December 31, 2007 and 2006, total interest charged was $12,274 and $6,773, respectively.

Item 8. Description of Securities

The authorized capital stock of the Company consists of 450,000,000 shares of $.001 par value Common Stock and 5,000,000 shares of $.001 par value Preferred Stock, 277,552 of which are designated as Series A Preferred Stock, and 20,063 of which are designated as Series B Preferred Stock. In addition, Graffiti Entertainment, Inc. the wholly owned subsidiary of Signature Devices, Inc as authorized capital stock of 10,000,000 preferred and 10,000,000 common shares

Common Stock

As of July 23rd, 2008, approximately 220,867,951 shares of common stock were outstanding and held of record by approximately 57 stockholders. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors. Accordingly, the holder of a majority of the Company's outstanding voting stock will be able to elect all directors, and minority stockholders will not be able to elect directors on the basis of their votes alone. In the event of a liquidation, dissolution or winding up of the Company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into other securities. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

As of July 10, 2008, 277,552 shares of Series A preferred stock were outstanding and held of record by 3 stockholders

The Series A preferred stock votes with the common stock, and each share of preferred stock is entitled to 1,000 votes per share on any matters that the stockholders are required to vote upon. Each share of Series A preferred stock also is convertible into 1,000 shares of common stock at the option of the holder. Mr. Hurley, the CEO and director of the Company, owns 243,658 shares of Series A preferred stock. This would allow Mr. Hurley, together with his ownership of 19,469,000 shares of common stock, to control approximately 263,127,000 votes.

As of July 10th, 2008, 20,063 shares of Series B preferred stock were outstanding and held by 9 stockholders. Each share of Series B preferred stock is convertible into 1,000 shares of common stock at the option of the holder and is entitled to one vote per share.

As of July 10th, 2008, 5,000,000 shares of common, and 5,537,500 shares of preferred has been issued by Graffiti Entertainment, Inc. the wholly owned subsidiary of Signature Devices, Inc.  These shares are convertible at equivalent of $1.00 per share to $1.00 worth of Signature Devices, Inc. shares at the time of conversion.  Of the 5,000,000 common shares, Signature Devices, Inc, owns 100%.  Of the 5,537,500 preferred shares, there are 3 stockholders, Signature Devices, Inc owning 5,000,000 shares, Twin Equities owning 507,500 shares and Eric Knopp owning 30,000 shares.

Our board of directors has the authority, without further action by our stockholders, to designate and issue all remaining shares of preferred stock in one or more series and to fix the designation, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities or the right to approve corporate actions. Any or all of these rights may be superior to the rights of the common stock. As a result, preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult. Additionally, our issuance of preferred stock may decrease the market price of our common stock in any market that may develop for such securities.

There are no provisions in our Articles of Incorporation or By-laws, which would delay, defer or prevent a change in control of the Company.

The transfer agent and registrar for the Company's common stock is:

 Island Stock Transfer, 100 Second Avenue South, Suite 104N, St. Petersburg, FL 33701.

PART II

Item 1. Market Price of and Dividends on the Company's Common Equity and Related Stockholder Matters

MARKET INFORMATION

The Company’s common stock has been trading on the Pink Sheets Electronic Quotation system under the symbol “SDVI.PK”. The following table sets forth, the range of high and low bid prices of the Company’s common stock for the last two fiscal years of actual trading, as reported by the OTC BB / Pink Sheets:

FISCAL QUARTER	HIGH ($)*	LOW ($)*
1st Quarter 2006	.20	.08
2nd Quarter 2006	.65	.12
3rd Quarter 2006	1.55	.27
4th Quarter 2006	.6	.14
1st Quarter 2007	.65	.12
2nd Quarter 2007	.6	.11
3rd Quarter 2007	.56	.15
4th Quarter 2007	.22	.045
1st Quarter 2008	.076	.021

*The pricing information was provided by the Pink Sheets.

The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

HOLDERS

As of July 10, 2008, the Company’s issued and outstanding common stock totalled 203,725,094 shares, held by approximately 141 stockholders of record. As of July 10, 2008, the Company’s issued and outstanding shares of Series A Preferred Stock totalled 277,532 shares, each share of Series A Preferred Convertible is convertible into 1,000 shares of common stock. As of July 10, 2008, the Company’s issued and outstanding shares of Series B Preferred Stock totalled 0 shares, each share of Series B Preferred Convertible is convertible into 1,000 shares of common stock.

DIVIDENDS

The Company has not paid dividends in prior years and has no plans to pay dividends in the near future.  The Company intends to reinvest its earnings, if any are achieved, in the continued development and operation of its business.  Any payment of dividends would depend upon the Company’s pattern of growth, profitability, financial condition, and such other factors, as the Board of Directors may deem relevant.

Equity Compensation Plans

The Company has given stock options to 11 employees in 2005 and 14 employees in 2008 to purchase common shares of the company at $.001 and $.015 respectively. The Company offered 3,835,000 stock options in 2005 and 17,000,000 in 2008. In the Company’s Nonqualified Stock Option Plan, the Company set aside a total of 10,000,000 shares of Common Stock in 2005 and 35,000,000 shares of Common Stock in 2008 to cover the exercise of these options. These shares consisted of unissued shares held by the Company and reserved for the sale of these specific offerings.  The Company’s Nonqualified Stock Option Plan and Agreement for 2005 and 2008 can be found attached to this document in Appendix A and B.

Item 2. Legal Proceedings

The Company has no pending legal proceedings. From time to time, the Company may be involved in various claims, lawsuits, and disputes with third parties, and actions involving allegations of breach of contract actions incidental to the normal operations of the business.

Item 3. Changes In and Disagreement with Accountants on Accounting and Financial Disclosure

None.

Item 4. Recent Sales of Unregistered Securities

The Series B Preferred Stock Private Placement Memorandum was created on March 20, 2008 for a capital raise of $500,000. The termination date for the Series B Private Placement is on March 20, 2009. As of July 10th, 2008, The Series B Private Placement has raised $160,504.

As of July 10th, 2008 Graffiti Entertainment, Inc. raised $537,500.00 in preferred stock sale.

In each sale of securities described in the preceding paragraphs, each purchaser agreed that the securities acquired would be held for investment purposes, that the representative certificates may bear restrictive legends indicating that the securities may not be freely transferred and that the records of the Company may contain appropriate stop transfer orders. The Company had reasonable grounds to believe that each purchaser was capable of evaluating the merits and risks of his investment, was able to bear the economic risks of his investment and acquired the securities for investment purposes only. In each offering, there were no more than 35 unaccredited investors. Accordingly, the Company believes that the foregoing transactions were exempt from the registration provisions of the Securities Act of 1933 pursuant to the exemptions under Section 4(2) and/or Regulation D of the Act and the Rules and Regulations promulgated thereunder.

Item 5. Indemnification of Directors and Officers

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article VII of our By-laws provide that:

·

no director shall be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director except with respect to (i) a breach of the director’s loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability which may be specifically defined by law or (iv) a transaction from the director derived an improper personal benefit; and

·	the Company shall indemnify to the fullest extent permitted by law each person that such law grants to the Company power to indemnify.

Any amendment to or repeal of our Articles of Incorporation or by-laws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART F/S

Financial Statements

TABLE OF CONTENTS

PART A – Unaudited Financial Statements for the Three Months Ended March 31, 2008 and 2007.

Letter of Consent of Accountant

Balance Sheet

Statement of Operations

Statement of Changes in Shareholders’ Equity

Statement of Cash Flows

Notes to Financial Statements

PART B – Audited Financial Statements for the Years Ending December 31, 2007 and 2006.

Report of Independent Registered Public Accounting Firm

Balance Sheet

Statement of Operations

Statement of Changes in Shareholders’ Equity

Statement of Cash Flows

Notes to Financial Statements

PART A – Unaudited Financial Statements for the Three Months Ended March 31, 2008 and 2007.

Signature Devices, Inc.
Balance Sheets

	(Unaudited)
	March 31,	December 31,
	2008	2007
Assets
Current Assets
Cash & Equivalents	$ 63,949	$ 3,348
Accounts Receivable	-	30,000
Inventory	15,503	15,503
Due From Related Party	19,201	7,949
Prepaid Expenses & Other Assets	17,875	17,875
Total Current Assets	116,528	74,675

Property & Equipment, Net	32,575	24,718
Software Technology	-	-
Other	-	-

Total Assets	$ 149,103	$ 99,393

Liabilities & Stockholders' Equity (Deficit)
Current Liabilities
Accounts Payable and Accrued Expenses	$ 251,754	$ 209,249
Deferred Revenues	-	-
Interest Payable	-	-
Note Payable	32,000	32,000
Total Current Liabilities	283,754	241,249

Non-Current Liabilities
Notes Payable Related Party	-	-
Loan Payable	-	-
Total Non-Current Liabilities	-	-

Total Liabilities	283,754	241,249

Commitments & Contingencies	-	-

Stockholders' Equity (Deficit)
Preferred Stock, $0.001 par value, 400,000 shares
authorized, 277,552 and 0 shares issued and outstanding,
respectively.	$ 278	$ 278
Common Stock, $0.001 par value, 450,000,000 shares
authorized; 127,225,094 and 73,607,241 shares issued and outstanding, respectively.	127,225	73,607
Additional Paid-in Capital	8,835,221	6,827,478
Treasury Stock	(350,075)	(225,075)
Subscriptions Receivable	(55,005)	(246,000)
Accumulated Deficit	(8,692,295)	(6,572,144)
Total Stockholders' Equity (Deficit)	(134,651)	(141,856)

Total Liabilities & Stockholders' Equity (Deficit)	$ 149,103	$ 99,393

The accompanying notes are an integral part of these financial statements

Signature Devices, Inc.
Statements of Operations
(Unaudited)

	For the Three Months Ended
	March 31,
	2008	2007
Revenues
Consulting Income	$ 80,000	$ 154,920
Other Recurring Income	34,400	46,510
Total Revenues	114,400	201,430

Cost of Goods Sold	197	63,778

Gross Profit	114,203	137,652

Operating Expenses
Research and Development	188,759	10,500
General & Administrative	351,288	229,472
Stock Based Compensation	1,691,361	272,175
Total Operating Expenses	2,231,408	512,147

Operating Income (Loss)	(2,117,205)	(374,495)

Other Income (Expense)
Loss on Impairment of Software	-	-
Interest Expense	(2,946)	(2,116)
Total Other Income (Expense)	(2,946)	(2,116)

Net Income (Loss) Before Income Taxes	(2,120,151)	(376,611)

Provision for Income Taxes	-	-

Net Income (Loss)	$ (2,120,151)	$ (376,611)

Net Income per Share
Basic	$ (0.02)	$ (0.01)
Diluted	$ (0.01)	$ (0.00)

Number of Shares Used in Per Share Calculations
Basic	107,449,463	50,801,481
Diluted	148,360,348	91,434,814

The accompanying notes are an integral part of these financial statements

Signature Devices, Inc.
Statements of Stockholders' Equity (Deficit)

	Preferred Stock		Common Stock
	Number of Shares	Par Value ($0.001) Amount	Number of Shares	Par Value ($0.001) Amount	Additional Paid-In-Capital	Treasury Stock at Cost	Subscriptions Receivable	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance at December 31, 2006	-	$ -	50,752,848	$ 50,753	$ 1,445,266	$ -	$ (246,000)	$ (984,223)	$ 265,796
Preferred Stock Issued for Cash	552	1	-	-	275,999	-	-	-	276,000
Preferred Stock Issued to Officers for Services	277,000	277	-	-	71,743	-	-	-	72,020
Common Stock Issued to Investors for Cash	-	-	5,790,238	5,790	219,210	-	-	-	225,000
Common Stock Issued to Officers for Services	-	-	12,269,000	12,269	3,280,911	-	-	-	3,293,180
Common Stock Issued to Non-Affiliated Parties for Services	-	-	7,114,647	7,115	571,729	-	-	-	578,844
Treasury Stock Purchased	-	-	(2,169,492)	(2,170)	2,170	(225,075)	-	-	(225,075)
Shares Surrendered	-	-	(150,000)	(150)	150	-	-	-	-
APIC related to issuance of Stock Options	-	-	-	-	960,300	-	-	-	960,300
Net Loss	-	-	-	-	-	-	-	(5,587,921)	(5,587,921)
Balance at December 31, 2007	277,552	$ 278	73,607,241	$ 73,607	$ 6,827,478	$ (225,075)	$ (246,000)	$ (6,572,144)	$ (141,856)
Common Stock Issued to Investors for Cash	-	-	14,734,847	14,735	355,265	-	-	-	370,000
Common Stock Issued to Officers for Services	-	-	10,534,890	10,535	200,163	-	-	-	210,698
Common Stock Issued to Non-Affiliated Parties for Services	-	-	31,014,693	31,015	1,209,573	-	-	-	1,240,588
Treasury Stock Purchased	-	-	(2,666,577)	(2,667)	2,667	(125,000)	-	-	(125,000)
Cash Received for Subscriptions	-	-	-	-	-	-	190,995	-	190,995
APIC related to issuance of Stock Options	-	-	-	-	240,075	-	-	-	240,075
Net Loss	-	-	-	-	-	-	-	(2,120,151)	(2,120,151)
Balance at March 31, 2008 (Unaudited)	277,552	$ 278	127,225,094	$ 127,225	$ 8,835,221	$ (350,075)	$ (55,005)	$ (8,692,295)	$ (134,651)

The accompanying notes are an integral part of these financial statements

Signature Devices, Inc.
Statements of Cash Flows
(Unaudited)
	For the Three Months Ended
	March 31,
	2008	2007
Cash Flows from Operating Activities
Net Income (Loss)	$ (2,120,151)	$ (376,611)

Adjustments to reconcile net loss to net cash used in operating activities:

Stock Issued for Services	1,451,286	32,100
Stock Related Compensation Expense	240,075	240,075
Depreciation & Amortization	2,691	-

Changes in operating assets and liabilities:
Accounts Receivable	30,000	(13,632)
Inventory	-	55,684
Prepaid Expenses & Other Assets	-	24,999
Accounts Payable	42,505	13,322

Net Cash Used in Operating Activities	(353,594)	(24,063)

Cash Flows from Investing Activities
Purchase of Property and Equipment	(10,548)	(880)

Net Cash Used in Investing Activities	(10,548)	(880)

Cash Flows from Financing Activities
Net Loans from/to Related Party	(11,252)	(1,274)
Common Stock Issued for Cash	370,000	-
Cash Received for Subscriptions	190,995	-
Purchase of Treasury Stock at Cost	(125,000)	-

Net Cash Provided by Financing Activities	424,743	(1,274)

Net Increase (Decrease) in Cash	60,601	(26,217)

Cash Beginning of Period	3,348	29,392

Cash End of Year	$ 63,949	$ 3,175

Supplemental Disclosure of Cash Flow Information:
Cash Paid during the period for interest	$ -	$ -
Cash Paid during the period for income taxes	-	-

Supplemental Disclosure of Non-Cash Items:
Common Stock Issued for Subscriptions	-	246,000

The accompanying notes are an integral part of these financial statements

Note 1 – Organization, Business & Operations

Signature Devices, Inc. publishes, creates, develops and manufactures advanced information technologies, including computer systems, software, and electronic products.

The company also publishes software including video games, and commercial products. One of the companies technologies includes a blend of hardware and software for Image generation technology.

Signature Devices, has developed software for the world's leading game publishers, including Electronic Arts (NASDAQ: ERTS), Crytek, Expresso Fitness, and SNK Playmore. The company has also developed embedded systems and electronics for companies such as Pacific Consultants (now PEMSTAR) for the product Land Warrior.

Based in Silicon Valley, Signature Devices has created technology for advanced 3D systems for use in gaming systems, simulations and digital CG films.

Note 2 - Going Concern and Management's Plans

The Company's primary source of operating funds since inception has been provided by its founding stockholder and through note and equity financing. The company intends to raise additional capital through private debt and equity investors. At March 31, 2008, the Company had stockholders' deficit of $134,651 and a working capital deficit of $167,226. The Company had revenues of $114,400 and incurred a net loss of $2,120,151 during the period ended March 31, 2008.

Management has taken steps to improve the Company's liquidity by raising funds and seeking revenue sources through the development of products through which the Company may generate revenue. There can be no assurance that the Company will be successful in these endeavors and therefore may have to consider other alternatives.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, the above matters raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Concentrations of Credit Risk - Cash

The Company maintains its cash with various financial institutions, which may exceed federally insured limits throughout the period.

Inventories

Inventories are stated at the lower of cost or market. Cost is computed on a weighted-average basis, which approximates the first-in, first-out method; market is based upon estimated replacement costs

Marketable Securities Available for Sale

The Company evaluates its investment policies and the appropriate classification of securities at the time of purchase consistent with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain investments in Debt and Equity Securities," at each balance sheet date and determined that all of its investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in stockholders' deficiency under the caption "Accumulated Other Comprehensive Loss". Realized gains and losses and declines in value judged to be other than-temporary on available-for-sale securities are included in net gain on sale of marketable securities. The cost of securities sold is based on the specific identification method.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally three to seven years. Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Impairment of long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Basic and Diluted Net Income per Share

Basic earnings per share is calculated using the weighted-average number of common shares outstanding during the period without consideration of the dilutive effect of stock options and convertible preferred stock. Diluted earnings per share is calculated using the weighted-average number of common shares outstanding during the period after consideration of the dilutive effect of stock options and convertible preferred stock.

Stock-based compensation

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123(R), Share-Based Payment. This pronouncement amends SFAS No. 123, Accounting for Stock-Based Compensation , and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees . SFAS No. 123(R) requires that companies account for awards of equity instruments issued to employees under the fair value method of accounting and recognize such amounts in their statements of operations. Under SFAS No. 123(R), we are required to measure compensation cost for all stock-based awards at fair value on the date of grant and recognize compensation expense in our consolidated statements of operations over the service period that the awards are expected to vest.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123(R) and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue recognition

Sales of products and related costs of products sold are recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price is fixed or determinable and (iv) collectability is reasonably assured. These terms are typically met upon shipment of product to the customer. Consulting revenue is recognized when earned based upon contract stipulations and deliverables.

Allowance for doubtful accounts

We provide an allowance for estimated uncollectible accounts receivable balances based on historical experience and the aging of the related accounts receivable. As of March 31, 2008 and December 31, 2007, the Company has a reserve for doubtful accounts of $62,331.

Advertising

The Company expenses advertising costs as incurred.  The Company incurred $7,149 and $0 in advertising costs during the periods ended March 31, 2008 and 2007, respectively.

Income Taxes

The Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards ("FASB") No. 109, Accounting for Income Taxes ("SFAS 109"). Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the periods ended March 31, 2008 and December 31, 2007, as a result of net operating losses incurred during the periods. As of March 31, 2008, the Company has available approximately $8,700,000 of net operating losses ("NOL") available for income tax purposes that may be carried forward to offset future taxable income, if any. These carryforwards expire in various years through 2026. At March 31, 2008 and December 31, 2007, the Company has a deferred tax asset of approximately $3,462,000 and $2,617,000, relating to the Company's net operating losses, respectively. The Company's deferred tax asset has been fully reserved by a valuation allowance since realization of its benefit is uncertain. The Company's ability to utilize its NOL carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

The provision for income taxes using the federal and state tax rates as compared to the Company's effective tax rate is summarized as follows:

	March 31,	December 31,
	2008	2007

Statutory Federal Tax (Benefit) Rate	-34%	-34%
Statutory State Tax (Benefit) Rate	-6%	-6%
Effective Tax (Benefit) Rate	-40%	-40%

Valuation Allowance	40%	40%

Effective Income Tax	0%	0%

Significant components of the Company's deferred tax assets at March 31, 2008 and December 31, 2007 are as follows:

	March 31,	December 31,
	2008	2007

Net Operating Loss Carryforward	$ 3,462,141	$ 2,617,685

Valuation Allowance	(3,462,141)	(2,617,685)

Net Deferred Tax Asset	$ -	$ -

Research and development costs

Expenditures for research & development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established. The Company incurred $188,759 and $10,500 in research and development costs during the periods ended March 31, 2008 and 2007, respectively.

Reclassifications

Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period’s presentation. These reclassifications have no effect on the previously reported income (loss).

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. FAS 141(R) is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 141(R) no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160. Noncontrolling Interests in Consolidated Financial Statements (FAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 160 no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities , which permits entities to choose to measure at fair value eligible financial instruments and certain other items that are not currently required to be measured at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 159 no later than the first quarter of fiscal 2009. We are currently assessing the impact the adoption of SFAS No. 159 will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) . SFAS No. 158 requires company plan sponsors to display the net over- or under-funded position of a defined benefit postretirement plan as an asset or liability, with any unrecognized prior service costs, transition obligations or actuarial gains/losses reported as a component of other comprehensive income in shareholders’ equity. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. We adopted the recognition provisions of SFAS No. 158 as of the end of fiscal 2007. The adoption of SFAS No. 158 did not have an effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements . SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We will adopt SFAS No. 157 in the first quarter of fiscal 2009. We are currently assessing the impact that the adoption of SFAS No. 157 will have on our financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes , by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company is in the process of evaluating the impact of the application of the Interpretation to its financial statements.

Note 4 - Property and Equipment

At March 31, 2008 and December 31, 2007, property and equipment are comprised of the following:

	March 31,	December 31,
	2008	2007

Computer Equipment	$ 52,909	$ 42,360
Furniture and Office Equipment	7,125	7,125
Computer Software	3,815	3,815

Less: Accumulated Depreciation	(31,273)	(28,582)

Net Property & Equipment	$ 32,576	$ 24,718

Depreciation and amortization for the period ended March 31, 2008 and 2007, was $2,691 and $0, respectively.

Note 5 – Software Technology

The Company entered into an Asset Purchase Agreement dated December 15, 2002 with Kenneth Hurley, the Company’s president, whereby the Company purchased certain software technology valued at $105,723.

At December 31, 2007, the Company evaluated this software and determined that the entire balance should be impaired totaling $70,728.

Note 6 - Due to/from Related Party

As of March 31, 2008 the Company had an advance due from Kenneth Hurley, Company President, for $19,201.

Note 7 – Accounts Payable and Accrued Expenses

At March 31, 2008 and December 31, 2007, accounts payable and accrued expenses are comprised of the following:

	March 31,	December 31,
	2008	2007

Accounts Payable	$ 15,362	$ 7,807
Accrued R&D Milestone Expenses	82,224	$ 82,224
Credit Card Payables	121,625	86,739
Other Accrued Expenses	32,543	32,479
Total Accounts Payable and Accrued Expenses	$ 251,754	$ 209,249

Note 8 – Notes and Loans Payable

In August of 2007, the Company entered issued a Promissory Note to an individual for $32,000 in lieu of payment for 300,000 “Rule 144 Restricted” common shares.  The entire note balance was due November 1, 2007. As of March 31, 2008, the Company has not paid this note and is in technical default.

Note 9 – Stock Options

Under SFAS No. 123(R), we record in our statements of operations (i) compensation cost for options granted, modified, repurchased or cancelled. For the periods ended March 31, 2008 and December 31, 2007, we recognized compensation expense of $240,075 and $960,300, respectively, related to stock-based compensation.

The value of each option award that contains a market condition is estimated using a option valuation model, while all other option awards are valued using the Black-Scholes-Merton option valuation model. We primarily consider the following assumptions when using these models: (1) expected volatility, (2) expected dividends, (3) expected life and (4) risk-free interest rate. Such models also consider the intrinsic value in the estimation of fair value of the option award.

We measure the fair value of our stock option awards on the date of grant. The following assumptions were used in the estimated grant date fair value calculations for stock options (no stock option grants took place during fiscal 2006; Risk-free interest rate-5%, Expected volatility-66%, Dividend yield-0% and Expected life-3 years.

In 2006, the Company issued 40,633,333 options to employees and executive officers. The options vest over a period of three years and have a term of five years.

Following is a summary of the stock option activity:

	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding December 31, 2007	40,633,333	$ 0.0019	$ 2,880,892
Granted	-	$ -	$ -
Forfeited	-	$ -	$ -
Exercised	-	$ -	$ -
Outstanding March 31, 2008	40,633,333	$ 0.0019	$ 2,880,892

Following is a summary of the status of options outstanding at March 31, 2008:

Exercise Price	Number of Options	Average Remaining Contractual Life Years	Average Exercise Price
$ 0.001	37,133,333	1.00	$ 0.001
$ 0.100	3,500,000	1.50	$ 0.100

Note 11 – Stockholders’ Equity/Deficiency

Preferred Stock

The authorized capital stock of the Company consists of 400,000 shares of preferred stock at a par value of $0.001. At March 31, 2008 and December 31, 2007, there were 277,552 shares issued and outstanding.

During 2007 the Company issued 552 shares to investors for cash totaling $276,000 and 277,000 shares to Officers of the Company for services totaling $72,020.

Common Stock

The authorized common stock of the Company consists of 450,000,000 shares at a par value of $0.001. At March 31, 2008 and December 31, 2007, there were 127,225,094 and 73,607,241 shares issued and outstanding, respectively.

During the three months ended March 31, 2008, 53,617,853 shares were issued of which 14,734,847 shares were issued to investors for cash totaling $370,000, 10,534,890 shares were issued to an Officer for services totaling $210,698, 31,014,693 shares were issued to non-affiliated parties for services totaling $1,240,588 and $190,995 in cash was received for subscriptions.

During 2007, the Company issued 12,269,000 shares to Officers for services totaling 3,293,180, 7,114,647 shares were issued to non-affiliated individuals for services totaling $578,844, 5,790,238 shares to investors for cash totaling $225,000 and 150,000 shares were returned.

The Company issued shares of common stock in unregistered transactions during fiscal years 2008 and 2007. All of the following shares of common stock issued were non registered transactions in reliance on Section 4 (2) of the Securities Act of 1933, as amended (the "Securities Act"). The shares of common stock issued were as follows:

Treasury Stock

During the three months ended March 31, 2008, 2,666,577 shares were purchased totaling $125,000.

During 2007, 2,169,492 shares were purchased totaling $225,075.

Note 12 – Commitments & Contingencies

Consulting Agreements

In December 2005, the Company entered into a Consulting Agreement to provide software engineering and development services.  The compensation for these services is $17,000 per month.  The contract can be terminated by either party with 30 day written notice.

In February 2006, the Company entered into a Software Source Code Agreement whereby the seller provided the Company source code with the unrestricted right to develop products. The Company is responsible royalty payments based on a graduated volume/percentage scale to seller on a quarterly basis in arrears.

In August of 2007, the Company entered into a Design and Development Services Agreement to develop, create, test and deliver a product.  The contract has multiple deliverables with milestone payments totaling $150,000. In addition, the agreement includes a royalty component that provides various per product royalty payments which are paid quarterly in arrears.

In the normal course of business, the Company enters into various Development Agreements with companies to develop, produce, publish, manufacture, promote and distribute video games and entertainment software.

Lease Agreement

The Company currently leases its Corporate Offices under a sublease for $5,655 per month.  This lease expires June 30, 2008 unless terminated earlier under the master lease provisions.

Litigation

Neither the company nor any of their property is a party to, or the subject of, any pending legal proceedings other than ordinary, routine litigation incidental to our business.

Note 14 - Subsequent Events

Equity

Subsequent to March 31, 2008, 74,000,000 shares were issued of which 43,737,552 shares were issued to investors for cash totaling $415,000 and 30,262,448 shares were issued for services totaling $270,849.

PART B – Audited Financial Statements for the Years Ending December 31, 2007 and 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF SIGNATURE DEVICES, INC.

We have audited the accompanying balance sheet of Signature Devices, Inc. as of December 31, 2007 and 2006, and the related statements of operations, stockholders equity and cash flows for the periods then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signature Devices, Inc. at December 31, 2007 and 2006 and the results of its’ operations and its’ stockholders equity and cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gruber & Company, LLC Saint Louis, Missouri

April 15, 2008

Signature Devices, Inc.
Balance Sheets

	December 31,
	2007	2006
Assets
Current Assets
Cash & Equivalents	$ 3,348	$ 29,392
Accounts Receivable	30,000	118,036
Inventory	15,503	129,458
Due From Related Party	7,949	-
Prepaid Expenses & Other Assets	17,875	42,874
Total Current Assets	74,675	319,760

Property & Equipment, Net	24,718	18,973
Software Technology	-	70,728

Total Assets	$ 99,393	$ 409,461

Liabilities & Stockholders' Equity (Deficit)
Current Liabilities
Accounts Payable and Accrued Expenses	$ 209,249	$ 104,322
Note Payable	32,000	-
Total Current Liabilities	241,249	104,322

Non-Current Liabilities
Notes Payable Related Party	-	39,343
Loan Payable	-	-
Total Non-Current Liabilities	-	39,343

Total Liabilities	241,249	143,665

Commitments & Contingencies	-	-

Stockholders' Equity (Deficit)
Preferred Stock, $0.001 par value, 400,000 shares
authorized, 277,552 and 0 shares issued and outstanding,
respectively.	$ 278	$ -
Common Stock, $0.001 par value, 450,000,000 shares
authorized; 73,607,241 and 50,752,848 shares issued and outstanding, respectively.	73,607	50,753
Additional Paid-in Capital	6,827,478	1,445,266
Treasury Stock	(225,075)	-
Subscriptions Receivable	(246,000)	(246,000)
Accumulated Deficit	(6,572,144)	(984,223)
Total Stockholders' Equity (Deficit)	(141,856)	265,796

Total Liabilities & Stockholders' Equity (Deficit)	$ 99,393	$ 409,461
The accompanying notes are an integral part of these financial statements

Signature Devices, Inc.
Statements of Operations

	For the Twelve Months Ended
	December 31,
	2007	2006
Revenues
Consulting Income	$ 614,320	$ 1,103,367
Other Recurring Income	116,779	65,650
Total Revenues	731,099	1,169,017

Cost of Goods Sold	129,920	70,837

Gross Profit	601,179	1,098,180

Operating Expenses
Research and Development	265,624	89,217
General & Administrative	935,933	961,517
Stock Based Compensation	4,904,344	923,986
Total Operating Expenses	6,105,901	1,974,720

Operating Income (Loss)	(5,504,722)	(876,540)

Other Income (Expense)
Loss on Impairment of Software	(70,728)	-
Interest Expense	(12,274)	(6,773)
Total Other Income (Expense)	(83,002)	(6,773)

Net Income (Loss) Before Income Taxes	(5,587,724)	(883,313)

Provision for Income Taxes	(197)	(2,334)

Net Income (Loss)	$ (5,587,921)	$ (885,647)

Net Income per Share
Basic	$ (0.10)	$ (0.02)
Diluted	$ (0.04)	$ (0.02)

Number of Shares Used in Per Share Calculations
Basic	57,693,924	35,870,583
Diluted	127,081,924	35,870,583

The accompanying notes are an integral part of these financial statements

Signature Devices, Inc.
Statements of Stockholders' Equity (Deficit)

	Preferred Stock		Common Stock
	Number of Shares	Par Value ($0.001) Amount	Number of Shares	Par Value ($0.001) Amount	Additional Paid-In-Capital	Treasury Stock at Cost	Subscriptions Receivable	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance at December 31, 2005	-	$ -	7,564,000	$ 7,564	$ 163,836	$ -	$ -	$ (98,576)	$ 72,824
Common Stock Issued to Investors for Cash	-	-	452,787	453	78,047	-	-	-	78,500
Common Stock Issued to Officers for Cash	-	-	355,000	355	35,145	-	-	-	35,500
Common Stock Issued for Services	-	-	797,728	798	378,552	-	-	-	379,350
Common Stock Issued to for Subscriptions	-	-	950,000	950	245,050	-	-	-	246,000
Stock Options Issued	-	-	40,633,333	40,633	-	-	-	-	40,633
APIC related to issuance of Stock Options	-	-	-	-	544,636	-	-	-	544,636
Subscriptions Receivable	-	-	-	-	-	-	(246,000)	-	(246,000)
Net Loss	-	-	-	-	-	-	-	(885,647)	(885,647)
Balance at December 31, 2006	-	$ -	50,752,848	$ 50,753	$ 1,445,266	$ -	$ (246,000)	$ (984,223)	$ 265,796
Preferred Stock Issued for Cash	552	1	-	-	275,999	-	-	-	276,000
Preferred Stock Issued to Officers for Services	277,000	277	-	-	71,743	-	-	-	72,020
Common Stock Issued to Investors for Cash	-	-	5,790,238	5,790	219,210	-	-	-	225,000
Common Stock Issued to Officers for Services	-	-	12,269,000	12,269	3,280,911	-	-	-	3,293,180
Common Stock Issued to Non-Affiliated Parties for Services	-	-	7,114,647	7,114	571,730	-	-	-	578,844
Purchase of Treasury Stock	-	-	(2,169,492)	(2,169)	2,169	(225,075)	-	-	(225,075)
Shares Returned	-	-	(150,000)	(150)	150	-	-	-	-
APIC related to issuance of Stock Options	-	-	-	-	960,300	-	-	-	960,300
Net Loss	-	-	-	-	-	-	-	(5,587,921)	(5,587,921)
Balance at December 31, 2007	277,552	$ 278	73,607,241	$ 73,607	$ 6,827,478	$ (225,075)	$ (246,000)	$ (6,572,144)	$ (141,856)

The accompanying notes are an integral part of these financial statements

Signature Devices, Inc.
Statements of Cash Flows

	For the Twelve Months Ended
	December 31,
	2007	2006
Cash Flows from Operating Activities
Net Income (Loss)	$ (5,587,921)	$ (885,647)

Adjustments to reconcile net loss to net cash used in operating activities:

Stock Issued for Services	3,944,044	379,350
Stock Related Compensation Expense	960,300	544,636
Loss on Impairment of Software	70,728	-
Reserve for Uncollectible Accounts Receivable	62,331	-
Depreciation & Amortization	10,762	5,823

Changes in operating assets and liabilities:
Accounts Receivable	25,705	(74,468)
Inventory	113,955	(129,458)
Prepaid Expenses & Other Assets	24,999	(41,680)
Accounts Payable	104,927	81,319

Net Cash Used in Operating Activities	(270,170)	(120,125)

Cash Flows from Investing Activities
Purchase of Property and Equipment	(16,507)	-
Software Technology	-	(4,000)

Net Cash Used in Investing Activities	(16,507)	(4,000)

Cash Flows from Financing Activities
Net Loans from/to Related Party	(47,292)	(6,845)
Notes Payable	32,000	-
Preferred Stock Issued for Cash	276,000	-
Common Stock Issued for Cash	225,000	114,000
Common Stock Issued for Stock Options	-	40,633
Purchase of Treasury Stock at Cost	(225,075)	-

Net Cash Provided by Financing Activities	260,633	147,788

Net Increase (Decrease) in Cash	(26,044)	23,663

Cash Beginning of Period	29,392	5,729

Cash End of Year	$ 3,348	$ 29,392

Supplemental Disclosure of Cash Flow Information:
Cash Paid during the period for interest	$ 12,274	$ 3,556
Cash Paid during the period for income taxes	197	2,334

Supplemental Disclosure of Non-Cash Items:
Common Stock Issued for Subscriptions	-	246,000
Stock Issued for Stock Options	-	40,633

The accompanying notes are an integral part of these financial statements

Note 1 – Organization, Business & Operations

Signature Devices, Inc. publishes, creates, develops and manufactures advanced information technologies, including computer systems, software, and electronic products.

The company also publishes software including video games, and commercial products. One of the companies technologies includes a blend of hardware and software for Image generation technology.

Signature Devices, has developed software for the world's leading game publishers, including Electronic Arts (NASDAQ: ERTS), Crytek, Expresso Fitness, and SNK Playmore. The company has also developed embedded systems and electronics for companies such as Pacific Consultants (now PEMSTAR) for the product Land Warrior.

Based in Silicon Valley, Signature Devices has created technology for advanced 3D systems for use in gaming systems, simulations and digital CG films.

Note 2 - Going Concern and Management's Plans

The Company's primary source of operating funds since inception has been provided by its founding stockholder and through note and equity financing. The company intends to raise additional capital through private debt and equity investors. At December 31, 2007, the Company had a stockholders' deficit of $141,856 and a working capital deficit of $166,574. The Company had revenues of $731,099 and incurred a net loss of $5,587,921 during the year ended December 31, 2007.

Management has taken steps to improve the Company's liquidity by raising funds and seeking revenue sources through the development of products through which the Company may generate revenue.. There can be no assurance that the Company will be successful in these endeavors and therefore may have to consider other alternatives.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, the above matters raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Concentrations of Credit Risk - Cash

The Company maintains its cash with various financial institutions, which may exceed federally insured limits throughout the period.

Inventories

Inventories are stated at the lower of cost or market. Cost is computed on a weighted-average basis, which approximates the first-in, first-out method; market is based upon estimated replacement costs.

Marketable Securities Available for Sale

The Company evaluates its investment policies and the appropriate classification of securities at the time of purchase consistent with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain investments in Debt and Equity Securities," at each balance sheet date and determined that all of its investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in stockholders' deficiency under the caption "Accumulated Other Comprehensive Loss". Realized gains and losses and declines in value judged to be other than-temporary on available-for-sale securities are included in net gain on sale of marketable securities. The cost of securities sold is based on the specific identification method. The Company held no Marketable at December 31, 2007 and 2006.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally three to seven years. Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Impairment of long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Basic and Diluted Net Income per Share

Basic earnings per share is calculated using the weighted-average number of common shares outstanding during the period without consideration of the dilutive effect of stock options and convertible preferred stock. Diluted earnings per share is calculated using the weighted-average number of common shares outstanding during the period after consideration of the dilutive effect of stock options and convertible preferred stock.

Stock-based compensation

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123(R), Share-Based Payment. This pronouncement amends SFAS No. 123, Accounting for Stock-Based Compensation , and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees . SFAS No. 123(R) requires that companies account for awards of equity instruments issued to employees under the fair value method of accounting and recognize such amounts in their statements of operations. Under SFAS No. 123(R), we are required to measure compensation cost for all stock-based awards at fair value on the date of grant and recognize compensation expense in our consolidated statements of operations over the service period that the awards are expected to vest.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123(R) and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue recognition

Sales of products and related costs of products sold are recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price is fixed or determinable and (iv) collectability is reasonably assured. These terms are typically met upon shipment of product to the customer. Consulting revenue is recognized when earned based upon contract stipulations and deliverables.

Allowance for doubtful accounts

We provide an allowance for estimated uncollectible accounts receivable balances based on historical experience and the aging of the related accounts receivable. As of December 31, 2007 and 2006 the Company has reserves for doubtful accounts of $62,331 and $0, respectively.

Advertising

The Company expenses advertising costs as incurred. There were no Advertising costs for the years ended December 31, 2007 and 2006.

Income Taxes

The Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards ("FASB") No. 109, Accounting for Income Taxes ("SFAS 109"). Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the periods ended December 31, 2007 and 2006, as a result of net operating losses incurred during the periods. As of December 31, 2007, the Company has available approximately $6,600,000 of net operating losses ("NOL") available for income tax purposes that may be carried forward to offset future taxable income, if any. These carryforwards expire in various years through 2026. At December 31, 2007 and 2006, the Company has a deferred tax asset of approximately $2,618,000 and $392,000, relating to the Company's net operating losses., respectively. The Company's deferred tax asset has been fully reserved by a valuation allowance since realization of its benefit is uncertain. The Company's ability to utilize its NOL carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

The provision for income taxes using the federal and state tax rates as compared to the Company's effective tax rate is summarized as follows:

	December 31,
	2007	2006
Statutory Federal Tax (Benefit) Rate	-34%	-34%
Statutory State Tax (Benefit) Rate	-6%	-6%
Effective Tax (Benefit) Rate	-40%	-40%

Valuation Allowance	40%	40%

Effective Income Tax	0%	0%

Significant components of the Company's deferred tax assets at December 31, 2007 and 2006 are as follows:

	December 31,
	2007	2006

Net Operating Loss Carryforward	$ 2,617,685	$ 392,016

Valuation Allowance	(2,617,685)	(392,016)

Net Deferred Tax Asset	$ -	$ -

Research and development costs

Expenditures for research & development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established. The Company incurred $265,624 and $89,217 in research and development costs during the years ended December 31, 2007 and 2006, respectively.

Reclassifications

Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period’s presentation. These reclassifications have no effect on the previously reported income (loss).

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. FAS 141(R) is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 141(R) no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160. Noncontrolling Interests in Consolidated Financial Statements (FAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 160 no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities , which permits entities to choose to measure at fair value eligible financial instruments and certain other items that are not currently required to be measured at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 159 no later than the first quarter of fiscal 2009. We are currently assessing the impact the adoption of SFAS No. 159 will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) . SFAS No. 158 requires company plan sponsors to display the net over- or under-funded position of a defined benefit postretirement plan as an asset or liability, with any unrecognized prior service costs, transition obligations or actuarial gains/losses reported as a component of other comprehensive income in shareholders’ equity. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. We adopted the recognition provisions of SFAS No. 158 as of the end of fiscal 2007. The adoption of SFAS No. 158 did not have an effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements . SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We will adopt SFAS No. 157 in the first quarter of fiscal 2009. We are currently assessing the impact that the adoption of SFAS No. 157 will have on our financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes , by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company is in the process of evaluating the impact of the application of the Interpretation to its financial statements.

Note 4 - Property and Equipment

At December 31, 2007 and 2006, property and equipment are comprised of the following:

	December 31,
	2007	2006

Computer Equipment	$ 42,360	$ 28,302
Furniture and Office Equipment	7,125	6,551
Computer Software	3,815	1,940

Less: Accumulated Depreciation	(28,582)	(17,820)

Net Property & Equipment	$ 24,718	$ 18,973

Depreciation and amortization for the year ended December 31, 2007 and 2006, was $10,762 and $5,823, respectively.

Note 5 – Software Technology

The Company entered into an Asset Purchase Agreement dated December 15, 2002 with Kenneth Hurley, the Company’s president, whereby the Company purchased certain software technology valued at $105,723.

At December 31, 2007, the Company evaluated this software and determined that the entire balance should be impaired totaling $70,728.

Note 6 - Due to/from Stockholder

As of December 31, 2007 the Company has a advance due from Kenneth Hurley, Company President, for $7,949.

Note 7 – Accounts Payable and Accrued Expenses

At December 31, 2007 and 2006, accounts payable and accrued expenses are comprised of the following:

	December 31,
	2007	2006

Accounts Payable	$ 7,807	$ 50,195
Accrued R&D Milestone Expenses	82,224	-
Credit Card Payables	86,739	51,349
Other Accrued Expenses	32,479	2,778
Total Accounts Payable and Accrued Expenses	$ 209,249	$ 104,322

Note 8 – Notes and Loans Payable

In August of 2007, the Company entered issued a Promissory Note to an individual for $32,000 in lieu of payment for 300,000 “Rule 144 Restricted” common shares.  The entire note balance was due November 1, 2007. As of December 31, 2007, the Company has not paid this note and is in technical default.

Note 9 – Stock Options

Under SFAS No. 123(R), we record in our statements of operations (i) compensation cost for options granted, modified, repurchased or cancelled. For the years ended December 31, 2007 and 2006, we recognized compensation expense of $960,300 and $544,636, respectively, related to stock-based compensation.

The value of each option award that contains a market condition is estimated using a option valuation model, while all other option awards are valued using the Black-Scholes-Merton option valuation model. We primarily consider the following assumptions when using these models: (1) expected volatility, (2) expected dividends, (3) expected life and (4) risk-free interest rate. Such models also consider the intrinsic value in the estimation of fair value of the option award.

We measure the fair value of our stock option awards on the date of grant. The following assumptions were used in the estimated grant date fair value calculations for stock options (no stock option grants took place during fiscal 2006; Risk-free interest rate-5%, Expected volatility-66%, Dividend yield-0% and Expected life-3 years.

In 2006, the Company issued 40,633,333 options to employees and executive officers. The options vest over a period of three years and have a term of five years.

Following is a summary of the stock option activity:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Fair Value per Share	Aggregate Intrinsic Value
Outstanding December 31, 2005	-	$ -	$ -
Granted	40,633,333	$ 0.0095	$ 0.0709	$ 2,880,892

Forfeited	-	$ -	$ -
Exercised	-	$ -	$ -
Outstanding December 31, 2006	40,633,333	$ 0.1800	$ 2,880,892
Granted	-	$ -	$ -
Forfeited	-	$ -	$ -
Exercised	-	$ -	$ -
Outstanding December 31, 2007	40,633,333	$ 0.0019	$ 2,880,892

Following is a summary of the status of options outstanding at December 31, 2007:

Exercise Price	Number of Options	Average Remaining Contractual Life Years	Average Exercise Price
$ 0.001	37,133,333	1.33	$ 0.001
$ 0.100	3,500,000	1.83	$ 0.100

Note 11 – Stockholders’ Equity/Deficiency

Preferred Stock

The authorized capital stock of the Company consists of 400,000 shares of preferred stock at a par value of $0.001. At December 31, 2007 and 2006,  there were 277,552 and 0 shares issued and outstanding, respectively.

During 2007 the Company issued 552 shares to investors for cash totaling $276,000 and 277,000 shares to Officers of the Company for services totaling $72,020.

Common Stock

The authorized common stock of the Company consists of 450,000,000 shares at a par value of $0.001. At December 31, 2007 and 2006, 73,607,241 and 50,752,848 shares issued and outstanding, respectively.

During 2007, the Company issued 12,269,000 shares to Officers for services totaling 3,293,180, 7,114,647 shares were issued to non-affiliated individuals for services totaling $578,844, 5,790,238 shares to investors for cash totaling $225,000 and 150,000 shares were returned.

In fiscal 2006, 452,787 shares were issued for cash of $78,500, 355,000 shares were issued to Officers for cash totaling $35,500, 797,728 shares were issued to non-affiliated individuals for services totaling $379,350, 950,000 shares were issued for subscription agreements totaling $246,000 and 40,633,333 shares were issued to employees as stock options totaling $40,633.

The Company issued shares of common stock in unregistered transactions during fiscal years 2005, 2006 and 2007. All of the following shares of common stock issued were non registered transactions in reliance on Section 4 (2) of the Securities Act of 1933, as amended (the "Securities Act"). The shares of common stock issued were as follows:

Treasury Stock

During 2007, 2,169,492 shares were purchased totaling $225,075.

Note 12 – Commitments & Contingencies

Consulting Agreements

In December 2005, the Company entered into a Consulting Agreement to provide software engineering and development services.  The compensation for these services is $17,000 per month.  The contract can be terminated by either party with 30 day written notice.

In February 2006, the Company entered into a Software Source Code Agreement whereby the seller provided the Company source code with the unrestricted right to develop products. The Company is responsible royalty payments based on a graduated volume/percentage scale to seller on a quarterly basis in arrears.

In August of 2007, the Company entered into a Design and Development Services Agreement to develop, create, test and deliver a product.  The contract has multiple deliverables with milestone payments totaling $150,000. In addition, the agreement includes a royalty component that provides various per product royalty payments which are paid quarterly in arrears.

In the normal course of business, the Company enters into various Development Agreements with companies to develop, produce, publish, manufacture, promote and distribute video games and entertainment software.

Lease Agreement

The Company currently leases its Corporate Offices under a sublease for $5,655 per month.  This lease expires June 30, 2008 unless terminated earlier under the master lease provisions.

Litigation

Neither our company nor any of our property is a party to, or the subject of, any pending legal proceedings other than ordinary, routine litigation incidental to our business.

Note 14 - Subsequent Events

Equity

Subsequent to December 31, 2007, the Company received $300,000 in stock subscriptions, issued 2,000,000 common shares for cash totaling $30,000, issued preferred shares for cash totaling $146,235 and purchased 2,604,413 shares in treasury stock from a Company Officer for $125,000.

PART III Exhibits

Item 1. Index to and Description of Exhibits

Exhibit Number	Description

3.1	Certificate of Incorporation of the Company and Amendments thereto

3.2	Bylaws of the Company

3.3	Consent of Accountants

3.4	Employee Nonqualified Stock Options plans for 2005

3.5	Employee Nonqualified Stock Options plans for 2008

Exhibit 3.1 -Articles of Incorporation

FILED #C185732002

        July 24, 2002

IN THE OFFICE OF DEAN HELLER

DEAN HELLER, SECRETARY OF STATE

ARTICLES OF INCORPORATION

(Pursuant to NRS 78)

STATE OF NEVADA

Secretary of State

1 NAME OF CORPORATION

Signature Devices, Inc.

2. RESIDENT AGENT:

Name of Resident agent: Business Filings incorporated

Street Address: 7583 Water View Way, Reno, Nevada 89511. Located in the County of Washoe.

3. SHARES:

The Corporation is authorized to issue seven million five hundred thousand (7,500,000) shares of stock. The par value of each share is one cent ($0.01).

4. GOVERNING BOARD;

The initial governing board shall be one (1) director.

Kenneth Hurley, 28 Los Altos Square, Los Altos, California 94022

5.  SIGNATURE OF INCORPORATOR:

Richard A. Oster, 8025 Excelsior Dr., Suite 200, Madison. WI 53717.

State of Wisconsin County of Dane

This instrument was acknowledged before me on

July 24, 2002 by

                Richard A. Oster

                as Incorporator

/S/ Mark J. Williams

6.

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

Business Filings Incorporated hereby accepts appointment as resident agent for the above named corporation.

/S/ Richard Oster

July 24, 2002

Business Filings Incorporated

Richard Oster, Vice President

Business Filings Incorporated

SECRETARY OF STATE

CERTIFICATE OF QUALIFICATION

I, KEVIN SHELLEY, Secretary of State of the State of California, hereby certify that on the 29th day of April, 2003, SIGNATURE DEVICES, INC., a corporation organized and existing under the laws of Nevada, complied with the Requirements of California law in effect on that date for the purpose of qualifying to transact intrastate business in the State of California, and that as of said date said corporation became and now is qualified and authorized to transact intrastate business in the State of California, subject however, to any licensing requirements otherwise imposed by the laws of this State.

IN WITNESS WHEREOF, I execute this

  certificate and affix the Great Seal

of the State of California this day

of May 15, 2003.

/S/ Kevin Shelley

KEVIN SHELLEY

Secretary of S NP-24 A (REV. 1-03)

Secretary of State

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that SIGNATURE DEVICES, INC. did on July 24, 2002 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on July 24, 2002.

/S/ Dean Heller

DEAN HELLER

Secretary of State

By

/S/ Kathleen Pearson

Certification Clerk

List of Officers

Company:   SIGNATURE DEVICES, INC. (Nevada Corporation Cl 8573-2002)

President:

Kenneth L. Hurley

Secretary:

Kenneth L. Hurley

Treasurer:

Kenneth L. Hurley

IN WITNESS WHEREOF, I have hereunto set my hand, and

Affixed the seal of the said Corporation, this 26th_ day of December 2002.

(Corporate Seal)

Secretary __/S/ Kenneth L. Hurley_____________________________

Kenneth L. Hurley

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Signature Devices, Inc.

2.

The articles have been amended as follows (provide article numbers, if available):

The aggregate number of shares which the corporation shall have the authority to issue shall consist of 450,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereon as shall be stated in the resolution or resolutions authorizing such issuance.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 78%

4.

Effective date of filing (optional): 3/28/06

(must not be later than 90 days after the certificate is filed)

5.

Officer Signature (required): /S/ Kenneth Hurley, CEO

“If any proposed amendment would alter or change any preference or any relative to other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

Nevada Secretary of State AM78.385 Amend 2003

Revised on: 9/29/09

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

-- Remit In Duplicate - -

Signature Devices, Inc. C 18573-2002

1.

Name of corporation:

2.

The articles have been amended as follows (provide article numbers, if available):

3.

SHARES

The aggregate number of shares which the corporation shall have authority to issue shall consist of 70,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value, The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors, The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100%

4.

Officer Signature (Required):

/S/ Kenneth L. Hurley

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:

Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Exhibit 3.2 – ByLaws

By-Laws

OF

SIGNATURE DEVICES. INC

ARTICLE I

STOCKHOLDERS

Section 1.01 Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on such date and at such time as designated from time to time for the purpose or electing directors of the corporation and to transact all business as may properly come before the meeting. If the election of the directors is not held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the president shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

Section 1.02 Special Meeting. Special meetings of the stockholders may be called by the president or the Board of Directors and shall be called by the president at the written request of the holders of not less than 51% of the issued and outstanding voting shares of the capital stock of the corporation. All business lawfully to be transacted by the stockholders may be transacted at any special meeting or at any adjournment thereof. However, no business shall be acted upon at a special meeting except that referred to in the notice calling the meeting, unless all of the outstanding capital stock of the corporation is represented either in person or in proxy. Where all of the capital stock is represented, any lawful business may be transacted and the meeting shall be valid for all purposes.

Section 1.03 Place of Meetings. Any meeting of the stockholders of the corporation may be held at its principal office in the State of Nevada or at such other place in or our of the United States as the Board of Directors may designate. A waiver of notice signed by the Stockholders entitled to vote may designate any place for the holding of the meeting.

Section 1.04 Notice of Meetings.

(a)

The secretary shall sign and deliver to all stockholders of record written or printed notice of any meeting at least ten (10) days, but not more than sixty (60) days, before the date of such meeting; which notice shall state the place, date, and time of the meeting, the general nature of the business to be transacted, and, in the case of any meeting at which directors are to be elected, the names of the nominees, if any, to be presented for election.

(b)

In the case of any meeting, any proper business may be presented for action, except the following items shall be valid only if the general nature of the proposal is stated in the notice or written waiver of notice:

1

(1) Action with respect to any contract or transaction between the corporation and one or more of its directors or officers or another firm, association, or corporation in which one of its directors or officers has a material financial interest;

(2) Adoption of amendments to the Articles of Incorporation;

(3) Action with respect to the merger, consolidation, reorganization, partial or complete liquidation, or dissolution of the corporation.

(c)

The notice shall be personally delivered or mailed by first class mail to each stockholder of record at the last known address thereof, as the same appears on the books of the corporation, and giving of such notice shall be deemed delivered the date the same is deposited in the United State mail, postage prepaid. If the address of any stockholders does not appear upon the books of the corporation, it will be sufficient to address such notice to such stockholder at the principal office of the corporation.

(d)

The written certificate of the person calling any meeting, duly sworn, setting forth the substance of the notice, the time and place the notice was mailed or personally delivered to the stockholders, and the addresses to which the notice was mailed shall be prima facie evidence of the manner and the fact of giving such notice.

Section 1.05 Waiver of Notice. If all of the stockholders of the corporation waive notice of a meeting, no notice shall be required, and, whenever all stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken.

Section 1.06 Determination of Stockholders of Record

(a) The Board of Directors may at any time fix a future date as a record date for the determination of the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days nor less than ten (10) days prior to any other action. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise their rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

(b) If no record date is fixed by the Board of Directors, then (I) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived at the close of business on the next day preceding the day on which the meeting is held; (ii) the record date for action in writing without a meeting, when no prior action by the Board of

2

Directors is necessary, shall be the day on which the written consent is given; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day in which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 1.07 Voting.

(a)

Each stockholder of record, or such stockholder’s duly authorized proxy or attorney-in-fact shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder’s name on the books of the corporation on the record date.

(b)

Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on that record date (including pledged shares) shall be cast only by that individual or that individual’s duly authorized proxy or attorney-in-fact. With respect to shares held by a representative of the estate of a deceased stockholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of capacity, even though the shares do not stand in the name of such holder. In the case of shares under the control of a receiver, the receiver may cast in the name of the receiver provided that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the estate of such minor if such guardian has provided the corporation with written notice and proof of such appointment.

(c)

With respect to shares standing in the name of a corporation on the record date, votes may be cast by such officer or agent as the bylaws of such corporation prescribe or, in the absence of an applicable bylaw provision, by such person as may be appointed by resolution of the Board of Directors of such corporation. In the event that no person is appointed, such votes of the corporation may be cast by any person (including the officer making the authorization) authorized to do so by the Chairman of the Board of Directors, President, or any Vice-President of such corporation.

(d)

Notwithstanding anything to the contrary herein contained, no votes may be cast by shares owned by this corporation or its subsidiaries, if any. If shares are held by this corporation or its subsidiaries, if any in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instructions on how to vote.

(e)

With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship with respect to the same shares, votes may be cast in the following manner:

3

(1) If only one person votes, the vote of such person binds all.

(2) If more than one person votes, the act of the majority so voting binds all.

(3) If more than one person votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

(f)

Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case in the election of directors. If such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

(g)

If a quorum is present, the affirmative vote of the holders of a majority of the voting shares represented at the meeting and entitled to vote on the matter shall be the act of the stockholders, unless a vote of greater number by classes is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws.

Section 1.08 Quorum; Adjourned Meetings.

(a)

At any meeting of the stockholders, a majority of the issued and outstanding voting shares of the corporation represented in person or by proxy, shall constitute a quorum.

(b)

If less than a majority of the issued and outstanding voting shares are represented, a majority of shares so represented may adjourn from time to time at the meeting, until holders of the amount of stock required to constitute a quorum shall be in attendance. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called. When a stockholder’s meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced to the meeting to which the adjournment is taken, unless the adjournment is for more than ten (10) days in which event notice thereof shall be given.

Section 1.09 Proxies. At any meeting of stockholders, any holder of shares entitled to vote may authorize another person or persons to vote by proxy with respect to the shares held by an instrument in writing and subscribed to by the holder of such shares entitled to vote. No proxy shall be valid after the expiration of six (6) months from or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven (7) years from the date of its execution. Every proxy shall continue in full force and effect until expiration or revocation. Revocation may be effected by filing an instrument revoking the same or a duly executed proxy bearing a later date with the secretary of the corporation.

Section 1.10 Order of Business. At the annual stockholder’s meeting, the regular order of business shall be as follows:

4

1.

Determination of stockholders present and existence of quorum;

2.

Reading and approval of the minutes of the previous meeting or meetings;

3.

Reports of the Board of Directors, the president, treasurer and secretary of the corporation, in the order named;

4.

Reports of committees;

5.

Election of directors;

6.

Unfinished business;

7.

New business; and

8.

Adjournment.

Section 1.11 Absentees’ Consent to Meetings. Transactions of any meetings of the stockholders are valid as though had at a meeting duly held after regular call and notice of a quorum is present, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to consideration of matters not included in the notice which are legally required to be included there), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except that when the person objects at the beginning of the meeting is not lawfully called or convened and except that attendance at the meeting is not a waiver of any right to object to consideration of matters not included in the notice is such objection is expressly made at the beginning. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waive of notice, except as otherwise provided in section 1.04(b) of these bylaws.

Section 1.12 Action Without Meeting. Any action, except the election of directors, which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if consented to by the holders of a majority of the shares entitled to vote or such greater proportion as may be required by the laws of the State of Nevada, the Articles of Incorporation, or these Bylaws. Whenever action is taken by written consent, a meeting of stockholders need not be called or noticed.

Section 1.13 Telephonic Messages. Meeting of the stockholders may be held through the use of conference telephone or similar communications equipment as long as all members participating in such meeting can hear one another at the time of such meeting. Participation in such meeting constitutes presence in person at such meeting.

ARTICLE II

DIRECTORS

Section 2.01 Number, Tenure, and Qualification. Except as otherwise provided herein, the Board of Directors of the corporation shall consist of at least two (2) and no more than Seven (7)

5

persons, who shall be elected at the annual meeting of the stockholders of the corporation and who shall hold office or one (1) year or until his or her successor or successors are elected and qualify. If, at any time, the number of the stockholders of the corporation is less than one hundred (100), the Board of Directors may consist of one person, but shall not be less than the number of stockholders. A director need not be a stockholder of the corporation.

Section 2.02 Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board of Directors, the president or the secretary of the corporation, unless the notice specified at a later time for effectiveness of such resignation. If the Board of Directors accepts the resignation of a director tendered o take effect at a future date, the Board of Directors or the stockholders may elect a successor to take office when the resignation becomes effective.

Section 2.03 Change in Number. Subject to the limitations of the laws of the State of Nevada, the Articles of Incorporation or Section 2.01 of these Bylaws, the number of directors may be changed from time to time by resolution adopted by the Board of Directors.

Section 2.04 Reduction in Number. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 2.05 Removal.

(a)

The Board of Directors of the corporation, by majority vote, may declare vacant the office of a director who has been declared incompetent by an order of a court of competent jurisdiction or convicted of a felony.

(b)

Any director may be removed from office, with or without cause, by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding voting capital stock of the corporation.

Section 2.06 Vacancies.

(a)

A vacancy in the Board of Directors because of death, resignation, removal, change in the number of directors, or otherwise may be filled by the stockholders at any regular or special meeting or any adjourned meeting thereof (but not by written consent) or the remaining director(s) of the affirmative vote of a majority thereof. Each successor so elected shall hold office until the next annual meeting of stockholders or until a successor shall have been duly elected and qualified.

(b)

If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the stockholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total number of shares entitled to vote may call a special meeting of the stockholders to be held to elect the entire Board of Directors. The term of office of any director shall terminate upon the election of a successor.

6

Section 2.07 Regular Meetings. Immediately following the adjournment of, and at the same place as, the annual meeting of the stockholders, the Board of Directors, including directors newly elected, shall hold its annual meeting without notice other than the provision to elect officers of the corporation and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding additional regular meetings.

Section 2.08 Special Meetings. Special meeting of the Board of Directors may be called by the Chairman and shall be called by the Chairman upon request of any two (2) directors or the president of the corporation.

Section 2.09 Place of Meetings. Any meeting of the directors of the corporation may be held at the corporation’s principal office in the State of Nevada or at such other place in or out of the United States as the Board of Directors may designate. A waiver of notice signed by the directors may designate any place for holding of such meeting.

Section 2.10 Notice of Meetings. Except as otherwise provided in Section 2.07, the Chairman shall deliver to all directors written or printed notice of any special meeting, at least 48 hours before the time of such meeting, by delivery of such notice personally or mailing such notice first class mail or by telegram. If mailed, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. Any director may waive notice o such a meeting, and the attendance of a director at such a meeting shall constitute a waiver of notice of such meeting, unless such attendance is for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convened.

Section 2.11 Quorum; adjourned Meetings.

(a) A majority of the Board of Directors in office shall constitute a quorum.

(b) At any meeting of the Board of Directors where a quorum is present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 2.12 Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof ma be taken without a meeting if a written consent thereto is signed by all of the members of the Board of Directors or of such committee. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors or committee. Such action by written consent shall have the same force and effect as the unanimous vote of the Board of Directors or committee.

Section 2.13 Telephonic Meetings. Meetings of the Board of Directors may be held through the use of a conference telephone or similar communications equipment so long as all

7

members participating in such meeting can hear one another at the time of such meeting. Participation in such a meeting constitutes presence in person at such meeting. Each person participating in the meeting shall sign the minutes thereof, which may be in counterparts.

Section 2.14 Board Decisions. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.15 Powers and Duties.

(a)

Except as otherwise provided in the Articles of Incorporation or the laws of the State of Nevada, the Board of Directors is invested with complete and unrestrained authority to manage the affairs of the corporation, and is authorized to exercise for such purpose as the general agent of the corporation, its entire corporate authority in such a manner as it sees fit. The Board of Directors may delegate any of its authority to manage, control or conduct the current business of the corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the corporation with such powers including the power to subdelegate, and upon such terms as my be deemed fit.

(b)

The Board of Directors shall present to the stockholders at annual meetings of the stockholders, and when called for by a majority vote of the stockholders at a special meeting of the stockholders, a full and clear statement of the condition of the corporation, and shall, at request, furnish each of the stockholders with a true copy thereof.

(c)

The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called for the purpose of considering any such contract or act, provide a quorum is preset. The contract or act shall be valid and binding upon the corporation and upon all stockholders thereof, if approved and ratified by the affirmative vote of a majority of the stockholders at such meeting.

(d)

The Board of Directors may ratify a “Related Transaction” by a majority vote of the disinterested directors that are voting at any Special or Regularly scheduled board meeting. A Related Transaction is defined as a material agreement, contract, or other transaction between a current officer, director, or shareholder of the Corporation and the Corporation itself. Additionally, under no circumstances may the Related Transaction that is ratified be on less favorable terms to the Company that it would have it been negotiated with an unrelated third party.

Section 2.16 Compensation. The directors shall be allowed and paid all necessary expenses incurred in attending any meetings of the Board of Directors, and shall be entitle to receive such compensation for their services as directors as shall be determined form time to time by the Board of Directors of any committee thereof

Section 2.17 Board of Directors.

(a)

At its annual meeting, the Board of Directors shall elect, from among its

8

members, a Chairman to preside at meetings of the Board of Directors. The Board of Directors may also elect such other board officers as it may, from time to time, determine advisable.

(b)

Any vacancy in any board office because of death, resignation, removal or otherwise may be filled b the Board of Directors for the unexpired portion of the term of such office.

Section 2.18 Order of Business. The order of business at any meeting of the Board of Directors shall be as follows:

1.

Determination of members present and existence of quorum;

2.

Reading and approval of minutes of any previous meeting or meetings;

3.

Reports of officers and committeemen;

4.

Election of officers (annual meeting);

5.

Unfinished business;

6.

New business; and

7.

Adjournment.

ARTICLE III

OFFICERS

Section 3.01 Election. The Board of Directors, at its first meeting following the annual meeting of shareholders, shall elect a President, a Secretary and a Treasurer to hold office for a term of one (1) year and until their successors are elected and qualified. Any person may hold two or more offices. The Board of Directors may, from time to time, by resolution, appoint one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and transfer agents of the corporation, as it may deem advisable; prescribe their duties; and fix their compensation.

Section 3.02 Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by it with or without cause. Any office may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under contract to which the resigning officer is a party.

Section 3.03 Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired term or such office.

Section 3.04 President. The President shall be deemed the general manager and executive officer of the corporation, subject to the supervision and control of the Board of Directors, and shall direct the corporate affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the corporation. The President shall preside at all meetings of the stockholders and shall perform such other duties as shall be prescribed by the Board of Directors.

Unless otherwise ordered by the Board of Directors, the President shall have the full power and authority on behalf of the corporation to attend and to act and to vote at meetings of the stockholders of any corporation in which the corporation may hold stock and, at such meetings,

9

shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on an person or persons in place of the President to represent the corporation for these purposes.

Section 3.05 Vice President. The Board of Directors may elect one or more Vice Presidents who shall be vested with all the powers and perform all the duties of the President whenever the President is absent or unable to act, including the signing of the certificates of stock issued by the corporation, and the Vice President shall perform such other duties as shall be prescribed by the Board of Directors.

Section 3.06 Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and the Board of Directors in books provide for that purpose. The secretary shall attend to the giving and service of all notices of the corporation, may sign with the President in the name of the corporation all contracts authorized by the Board of Directors or appropriate committee, shall have the custody of the corporate seal, shall affix the corporate seal to all certificates of stock duly issued by the corporation, shall have charge of stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct, and shall, in general, perform all duties incident to the office of the Secretary. All corporate books kept by the Secretary shall be open for examination by any director at any reasonable time.

Section 3.07 Assistant Secretary. The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed for him by the Secretary of the corporation or by the Board of Directors.

Section 3.08 Treasurer. The Treasurer shall be the chief financial officer of the corporation, subject to the supervision and control of the Board of Directors, and shall have custody of all the funds and securities of the corporation. When necessary or proper, the Treasurer shall endorse on behalf of the corporation for collection checks, notes, and other obligations, and shall deposit all moneys to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments by the corporation. Unless otherwise specified by the Board of Directors, the Treasurer shall sign with the President all bills of exchange and promissory notes of the corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate, and shall sign all papers required by law, by these Bylaws, or by the Board of Directors to be signed by the Treasurer. The Treasurer shall enter regularly in the books of the corporation, to be kept for that purpose, full and accurate accounts of all moneys received and paid on account of the corporation and, whenever required by the Board of Directors, the Treasurer shall render a statement of any or all accounts. The Treasurer shall at all reasonable times exhibit the books of account to any directors of the corporation and shall perform all acts incident to the position of the Treasurer subject to the control of the Board of Directors.

The Treasurer shall, if required by the Board of Directors, give bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful

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performance of all the duties of Treasurer and for restoration to the corporation, in the event of the Treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property belonging to the corporation. The expense of such bond shall be borne by the corporation.

Section 3.09. Assistant Treasurer. The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed by the Treasurer of the corporation or by the Board of Directors, and the Board of Directors may require the Assistant Treasurer to give a bond to the corporation in such sum and with such security as it may approve, for the faithful performance of the duties of Assistant Treasurer, and for restoration to the corporation, in the event of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property belonging to the corporation. The expense of such bond shall be borne by the corporation.

ARTICLE IV

CAPITAL STOCK

Section 4.01 Issuance. Shares of capital stock of the corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors. Additionally, the Board of Directors of the corporation may not cause a reverse split of the outstanding common stock of the corporation without an affirmative vote of the holders of 80% of the capital stock of the corporation entitled to vote or by the consent of the stockholders in accordance with Section 1.12 of these Bylaws.

Section 4.02 Certificates. Ownership in the corporation shall be evidenced by certificates for shares of the stock in such form as shall be prescribed by the Board of Directors, shall be under the seal of the corporation and shall be signed by the President or a Vice-President and also by the Secretary or an Assistant Secretary. Each certificate shall contain the then name of the record holder, the number, designation, if any, class or series of shares represented, a statement of summary of any applicable rights, preferences, privileges or restrictions thereon, and a statement that the shares are assessable, if applicable. All certificates shall be consecutively numbered. The name, address and federal tax identification number of the stockholder, the number of shares, and the date of issue shall be entered on the stock transfer books of the corporation.

Section 4.03 Surrender: Lost or Destroyed Certificates. All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares hall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and if required by the Board of Directors, an indemnity bond in any amount and upon such terms as the Treasurer, or the Board of Directors, shall require. In no case shall the bond be in an amount less than twice the current market value of the stock and it shall

11

indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

Section 4.04 Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, including, without limitation, the merger or consolidation of the corporation with another corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate for shares, the corporation shall issue an order for stockholders of record, to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate (s) ordered to be surrendered shall not be entitled to vote, receive dividends or exercise any other rights of stockholders until the holder has complied with the order, provided that such order operates to suspend such rights only after notice and until compliance.

Section 4.05 Transfer of Shares. No transfer of stock shall be valid as against the corporation except on surrender and cancellation of the certificates therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer on the books of the corporation.

Section 4.06 Transfer Agent. The Board of Directors may appoint one or more transfer agents and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agent and such registrar of transfer.

Section 4.07 Stock Transfer Books. The stock transfer books shall be closed for a period of at least ten (10) days prior to all meetings of the stockholders and shall be closed for the payment of dividends as provided in Article V hereof and during such periods as, from time to time, may be fixed by the Board of Directors, and, during such periods, no stock shall be transferable.

Section 4.08 Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

ARTICLE V

DIVIDENDS

Section 5.01 Dividends. Dividends may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of the corporation stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 1.06 of these Bylaws, prior to the dividend payment for purpose of determining stockholders entitled to receive payment of any dividend. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten (10) days prior to the payment date of such dividend.

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ARTICLE VI

OFFICES; RECORDS, REPORTS; SEAL AND FINANCIAL MATTERS

Section 6.01 Principal Office. The principal office of the corporation is in the State of California at 28 Los Altos Square, Los Altos, California 94022. The Board of Directors may from time to time, by resolution, change the location of the principal office within the State of Nevada. The corporation may also maintain an office or offices at such other place or places, either within or without the State of Nevada, as may be resolved, from time to time, by the Board of Directors.

Section 6.02 Records. The stock transfer books and a certified copy of the Bylaws, Articles of Incorporation, any amendments thereto, and the minutes of the proceedings of stockholders, the Board of Directors, and Committees of the Board of Directors shall be kept at the principal office of the corporation for the inspection of all who have the right to see the same and for the transfer of stock. All other books of the corporation shall be kept at such places as may be prescribed by the Board of Directors.

Section 6.03 Financial Report on Request. Any stockholder or stockholders holding at least five percent (5%) of the outstanding shares of any class of stock may make a written request for an income statement of the corporation for the three (3) month, six (6) month or nine (9) month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period. In addition, if no annual report of

__

the last fiscal year has been sent to stockholders, such stockholder or stockholders may make a request for a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year. The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for twelve (12) months, and such copies shall be exhibited at all reasonable times to any stockholder demanding an examination of them or a copy shall be mailed to each stockholder. Upon request by any stockholder, there shall be mailed to the stockholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of the period. The financial statements referred to in this Section 6.03 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

Section 6.04 Right of Inspection.

(a) The accounting and records and minutes of proceedings of the stockholders and the Board of Directors shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such holder’s interest as a stockholder or as the holder of such voting trust certificate. This right of inspection shall extend to the records of the subsidiaries, if any, of the corporation. Such inspection may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

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(b) Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation andlor its subsidiary corporations. Such inspection may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Section 6.05 Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.

Section 6.06 Fiscal Year-End. The fiscal year-end of the corporation shall be such date as may be fixed from time to time by resolution by the Board of Directors.

Section 6.07 Reserves. The Board of Directors may create, by resolution, out of the earned surplus of the corporation such reserves as the directors may, from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors may deem beneficial to the corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

Section 6.08 Payments to Officers or Directors. Any payments made to an officer or director of the corporation, such as salary, commission, bonus, interest, rent or entertainment expense, which shall be disallowed by the Internal Revenue Service in whole or in part as a deductible expense by the corporation, shall be reimbursed by such officer or director to the corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce repayment of each such amount disallowed. In lieu of direct reimbursement by such officer or director, the Board of Directors may withhold future compensation to such officer or director until the amount owed to the corporation has been recovered.

ARTICLE VII

INDEMNIFICATION

Section 7.01 In General. Subject to Section 7.02, the corporation shall indemnify any director, officer, employee or agent of the corporation, or any person serving in any such capacity of any other entity or enterprise at the request of the corporation, against any and all legal expenses (including attorneys’ fees), claims and/or liabilities arising out of any action, suit or proceeding, except an action by or in the right of the corporation.

Section 7.02 Lack of Good Faith; Criminal Conduct. The corporation may, by shall not be required to, indemnify any person where such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, where there was not reasonable cause to believe the conduct

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was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement, conviction, or upon a plea of nob contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

Section 7.03 Successful Defense of Actions. The corporation shall reimburse or otherwise indemnify any director, officer, employee, or agent against legal expenses (including attorneys’ fees) actually and reasonably incurred in connection with defense of any action, suit, or proceeding herein above referred to, to the extent such person is successful on the merits or otherwise.

Section 7.04 Authorization. Indemnification shall be made by the corporation only when authorized in the specific case and upon a determination that indemnification is proper by:

(1)

The stockholders;

(2)

A majority vote of a quorum of the Board of Directors, consisting of directors who were not parties to the action, suit, or proceeding; or

(3)

Independent legal counsel in a written opinion, if a quorum of disinterested directors so orders or if a quorum of disinterested directors so orders or if a quorum of disinterested directors cannot be obtained.

Section 7.05 Advancing Expenses. Expenses incurred in defending any action, suit, or proceeding may be paid by the corporation in advance of the final disposition, when authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under these provisions.

Section 7.06 Continuing Indemnification. The indemnification provided by these Bylaws shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 7.07 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation in any capacity against any liability asserted.

ARTICLE VIII

BYLAWS

Section 8.01 Amendment. These Bylaws may be altered, amended or repealed at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such alteration, amendment or repeal be contained in the notice of such special meeting. These

15

Bylaws may also be altered, amended, or repealed at a meeting of the stockholders at which a quorum is present by the affirmative vote of the holders of 80% of the capital stock of the corporation entitled to vote or by the consent of the stockholders in accordance with Section 1.12 of these Bylaws. The stockholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by them may not be repealed amended, adopted or altered by the Board of Directors.

(Balance of this Page Intentionally Left B1ank)

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CERTIFICATION

I, the undersigned, being the duly elected secretary of the corporation, do hereby certify that the foregoing Bylaws were adopted by the Board of Directors the 25th day of July 2002.

/S/ Kenneth L. Hurley

Kenneth L. Hurley, Secretary

CORPORATE SEAL

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Disclosure Controls and Procedures

On December 31, 2002, this company adopted the Exchange Act Rules 13a-14 and 15d-14 to implement Section 302 of the Sarbanes-Oxley Act. These rules require the chief executive officer and the chief financial officer (the certifying officers) to certify the information in their companies’ quarterly and annual reports. Specifically, rules 13a-14 and 15d-14 require each of these officers to disclose that:

•

We reviewed the report. Based on our knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

•

Based on our knowledge, the financial statements and other financial information included in the report, present fairly in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in the report;

•

We, the certifying officers:

1.

Are responsible for establishing and maintaining “disclosure controls and procedures” (Sarbanes-Oxley defines this as the “concept of internal controls and procedures”) for the issuer;

2.

Disclosure controls and procedures have been designed to ensure that material information is made known to them, especially for the period in which the periodic report is being prepared;

3.

The effectiveness of the issuer’s disclosure controls and procedures have been evaluated as of a date no more than 90 days prior to the filing date of the report;

4.

They have presented in the report their conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of that date;

•

We, the certifying officers, have disclosed to the issuer’s auditors and to the audit committee of the board of directors:

1.

All significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the issuer’s ability to record, process, summarize and report financial data and have identified for the issuer’s auditors any material weaknesses in internal controls; and

2.

Identified any fraud that may have occurred; but only to the extent that the fraud involves management or other employees who have a significant role in the issuer’s internal controls; and

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•

WE, the certifying officers, have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

For purposes of the Exchange Act Rules 13a-14 and 15d-14,”disclosure controls and procedures” are defined as controls and other procedures of an issuer that are designed to ensure that information required to be disclosed by the issuer in the reports filed or submitted by it under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. “Disclosure controls and procedures” include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in its Exchange Act reports is accumulated and communicated to the issuer’s management, including its principal executive and financial officers, as appropriate to allow timely decisions regarding required disclosure.

We have also adopted new item 307 of Regulations S-K and S-B to require disclosure in the company’s annual and quarterly reports about the principal officers’ evaluation of the company’s disclosure controls and procedures and whether or not there have been significant changes to the company’s internal controls-disclosure that the principal officers must certify that they have made.

Despite the reference to an evaluation of the internal controls in the disclosure statement, our rules do not require the company’s principal executive and financial officers, or the company itself, to conduct periodic evaluations of the company’s internal controls. New Exchange Act Rules 13a-15 and 15d-15 do, however, require a company to conduct a quarterly evaluation of the company’s disclosure controls and procedures.

Section 404 of the Sarbanes-Oxley Act directs us to propose and adopt rules that would require management to annually assess the company’s internal control structure and procedures for financial reporting. Section 404 contemplates only an annual evaluation of the company’s internal controls. A company’s officers already must certify to significant changes to internal controls as required by Section 302 of the Sarbanes-Oxley Act.

To provide a basis for this quarterly disclosure about changes to the company’s internal controls and procedures for financial reporting, and to create symmetry between our requirements for periodic evaluations of both the company’s disclosure controls and procedures and its internal controls and procedures for financial reporting, we propose to require the company’s management to evaluate the effectiveness of the design and operation of the company’s internal controls and procedures for financial reporting, as well as its disclosure controls and procedures, with respect to each annual and quarterly report that it is required to file under the Exchange Act. In addition, we propose to modify the requirement in Exchange Act Rules 1 3a- 15 and 15 d- 15 that the evaluation be conducted within the 90-day period prior to the filing date of the quarterly or annual

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report, to require that the evaluation be made as of the end of the period covered by the report.

Signature: /S/Kenneth L. Hurley

Title: CEO

Printed Name: Kenneth L. Hurley

Signature: /S/Kenneth L. Hurley

Title: Acting CFO

Printed Name: Kenneth L. Hurley

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Exhibit 3.3 – Auditor Consent

We hereby consent to use the use of our audit of the financial statements of Signature Devices, Inc. dated April 15, 2008 for the years ended December 31, 2007 and 2006 to be included in Form 10S.

We also consent to the use of our reviewed financial statement of March 31, 2008 and 2007

/s/ Gruber & Company LLC

Exhibit 3.4 – Employee Nonqualified Stock Option Plan 2005

2005 Nonqualified Stock Option Plan

1. Purpose

The purpose of this 2005 Nonqualified Stock Option Plan (the "Plan") is to encourage and enable Directors, Employees and Consultants of Signature Devices, Inc. (the "Company") and its subsidiaries (if any are organized or acquired) to acquire a proprietary interest, or increase their proprietary interest, in the Company through the ownership of Common Stock of the Company. It is also expected that the Plan will encourage qualified persons to accept offers of Directorship or employment with the Company. Pursuant to the Plan, optionees will be offered the opportunity to acquire such Common Stock through the grant of Nonqualified Stock Options.

2. Administration of the Plan

The Plan shall be administered by a Compensation Committee of the Board of Directors of the Company (the "Committee") consisting of three members appointed by the Board. In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan, which must first be approved by the Board of Directors. The interpretation and decisions made by the Committee with regard to any questions arising under the Plan shall be final and conclusive on all officers and employees of the Company and its subsidiaries.

The Committee shall have the power and authority to designate participants, and to determine the terms and provisions of respective Option agreements (which need not be identical), including the authority to grant to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price lower than provided in the Option so surrendered and cancelled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan.

The term "subsidiary" means any corporation 50% or more of the voting stock of which is owned by the Company or by a subsidiary (as so defined) of the Company.

3. Stock Reserved for the Plan

Subject to the adjustments provided for in paragraph 9 hereof, a total of 10,000,000 shares of Common Stock ("Common Stock") of the Company shall be subject to the Plan. The shares subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company, and such amount of shares shall be and is hereby reserved for sale for such purpose. Any of such shares, which may remain, unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Any shares subject to any Option, which for any reason expires or is terminated unexercised as to such shares may again be subject to an Option under the Plan.

4. Designations of Participants

The persons eligible for participating in the Plan as recipients of Options shall be Directors of the Company, a company wholly-owed by a Director or Consultant, employees of the company, or Consultants of the Company or any of its subsidiaries, henceforth referred to as "Optionee".

5. Option Price

The Board of Directors shall determine the purchase price of each share of Common Stock placed under Option pursuant to the Plan at time of resolution approving the issuance of the Option to be granted.

6. Option Period

(a) Term. The Options granted under this Plan shall be for a term of not more than ten years from the date of the granting of each Option.

(b) Reorganization, etc. If the Company is merged reorganized, or consolidated with another corporation while unexercised Options remain outstanding under the Plan, there shall be substituted for the shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of stock or other securities of the merged, reorganized, or consolidated corporation distributed to the holders of the Company's Common Stock in respect of their shares; provided, however, that all such Options may be canceled by the Company as of the effective date of any such merger, reorganization or consolidation or of any dissolution or liquidation of the Company by giving notice of its intention to do so to each holder thereof or his personal representative and by permitting the purchase during a period of not less than thirty days next preceding such effective date of all of the shares subject to such outstanding Options.

7. Exercise of Options

The Committee, in granting Options, shall have the discretion to determine the terms upon which such Options shall be exercisable, subject to the applicable provisions of this Plan. In any event, Options shall be subject to the following provisions:

(a) Exercise in installments. Except as provided in this Section 7, an Optionee must continue to act in that capacity at all times in order to exercise such Option. Unless the Committee determines otherwise, Options shall be exercisable in installments as follows: 25% exercisable after 1 year from date of grant; 6.25% each quarter of a calendar year after the first year for the remaining 3 years. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period.

(b) Termination of an Optionee without cause. The effect of termination without cause of an Optionee's relationship with the Company shall be that any and all unvested Options then held by such Optionee immediately vest and may be exercised at any time within three months after the date of such termination.

(c) Termination of an Optionee for cause. If an Optionee is terminated for "cause", then his/her rights under any then outstanding Option shall terminate at the time of such termination. Termination for "cause" shall include, but not be limited to, termination due to the occurrence of any of the following events:

(i) The Optionee's persistent or excessive use of drugs or alcohol to an extent that such use interferes with the proper performance of his duties to the Company hereunder; or

(ii) The Optionee's misappropriation of funds or property of the Company (as determined by the Company's Board of Directors); or

(iii) The Optionee's gross negligence, willful misconduct, insubordination or habitual neglect of duty in carrying out his duties as a director, employee or consultant (as determined by the Company's Board of Directors).

(iv) Non-compliance with any policy of the Company.

(d) Payment. The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of exercise. Such purchase price shall be payable in cash. No holder of an Option shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

(e) General Restrictions. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or transfer of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

(f) Special Restriction. No Option granted under the Plan may be exercised until the Plan has been approved and ratified by the holders of a majority of the voting stock of the Company at a shareholders' meeting or by consent resolution of said majority shareholders. In the event that the shareholders of the Company do not approve the Plan within one year of the date of its adoption by the Company's Board of Directors, the right to exercise any Option shall terminate.

8. Capital Change of the Company

If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, split-up, combination of shares or recapitalization, the number and kind of shares subject to this Plan or subject to any Options theretofore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate Option price, provided, however, no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock.

9. Option Agreement

Each Option granted under the Plan shall be evidenced by a written stock Option agreement executed by the Company and accepted by the Optionee, which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein, including, without limitation, in the case of Options granted prior to the approval of the Plan by the shareholders of the Company, a provision specifically indicating that such Option may not be exercised unless and until such approval is obtained, and (b) shall contain such other terms and conditions as the Committee may deem desirable and which are not inconsistent with the Plan, including a representation that the shares of Common Stock will be purchased for investment and not with a view to their distribution, or other representations necessary to comply with federal or state securities laws.

10. Amendment of the Plan

The Board of Directors shall have the right to amend, suspend or terminate the Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of a Director, Employee or Consultant under any Option theretofore granted under the Plan. In addition, unless duly approved by the holders of Common Stock entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, no amendment or change shall be made in the Plan (a) increasing the total number of shares which may be issued or transferred under the Plan (except for adjustments for recapitalization, stock dividends and other changes in corporate structure); (b) changing the minimum purchase price hereinbefore specified for the shares subject to Options; (c) changing the maximum period during which Options may be exercised; or (d) extending the period during which Options may be granted under the Plan.

11. Effective date of the Plan

The Plan shall be effective as of January 15th. 2005

12. Duration of the Plan

Subject to the provisions of paragraph 6, the Plan shall remain in effect until all shares subject or which may become subject to the Plan shall have been purchased pursuant to the exercise of Options granted under the Plan, provided that no Options may be granted after January 15th, 2015.

2005 Non-Qualified Stock Option Agreement

      This AGREEMENT (the "Agreement") is made as of the date of grant on the cover page hereof (the "Date of Grant") by and between Signature Devices, Inc., a Nevada corporation (the "Company"), and the individual named on the cover page hereto (the "Optionee").

1. Definitions. All capitalized terms not otherwise defined herein will have the meaning ascribed to such terms in the Company's 2005 Equity and Performance Incentive Plan (the "Plan").

2. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Optionee as of the Date of Grant a stock option to purchase the number of shares of the Company's Common Stock, $0.001 par value per share, shown on the cover page hereof (the "Option Right"). The Option Right may be exercised from time to time in accordance with the terms of this Agreement. The price at which shares of Common Stock may be purchased pursuant to this Option Right shall be as set forth page 6 hereof subject to adjustment as hereinafter provided (the "Option Price"). The Option Right is intended to be a non-qualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Code, or any successor provision thereto; this Agreement shall be construed in a manner that will effectuate such intent.

3. Term of Option. The term of the Option Right shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 7 hereof, shall expire 10 years from the Date of Grant.

4. Right to Exercise. Subject to the expiration or earlier termination of this Option Right in accordance with its terms, this Option Right shall become exercisable as set forth on the cover page hereof. To the extent the Option Right is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one share of Common Stock pursuant to this Option Right. The Optionee shall be entitled to the privileges of ownership with respect to the shares of Common Stock purchased and delivered to him upon the exercise of all or part of this Option Right.

5. Option Nontransferable. The Option Right granted hereby shall be neither transferable nor assignable by the Optionee except by will or by the laws of descent and distribution and, to the extent the Option Right is exercisable hereunder, may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity or death, by his or her guardian or legal representative acting on behalf of the Optionee or the Optionee's estate in a fiduciary capacity under state law and court supervision.

6. Notice of exercise; Payment. To the extent then exercisable, the Option Right may be exercised by written notice to the Company stating the number of shares of Common Stock for which the Option Right is being exercised and the intended manner of payment. The date of delivery of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the shares of Common Stock for which the Option Right is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Optionee may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock that have been owned by the Optionee for more than six months prior to the date of exercise, or (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted shares of Common Stock. Nonforfeitable, nonrestricted shares of Common Stock that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their fair market value per share of Common Stock as determined by the Board. As a further condition precedent to the exercise of this Option Right, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of shares of

Common Stock and in connection therewith shall execute any documents which the Board or a committee thereof shall in its sole discretion deem necessary or advisable. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of shares of Common Stock that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the bank or broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes.

7. Termination of Agreement. This Agreement and the Option Right granted hereby, whether or not vested, shall terminate automatically and without further notice on the earliest of the following dates:

(a) One year after the Optionee's death or permanent and total disability, if the Optionee dies or becomes permanently and totally disabled while in the employ of the Company;

(b) 90 calendar days after the Optionee ceases to be an employee, advisor, or consultant of the Company and its Subsidiaries for any reason other than as described in Section 7(a) or 7(d) hereof;

 (c) 10 years from the Date of Grant; or

(d) Immediately upon the termination of Optionee's employment for "cause" (as defined below). For purposes of this Agreement, "cause" shall have the meaning ascribed thereto in any employment agreement applicable to Optionee.

Absent such employment agreement, "cause" shall mean that the Board has determined in good faith that the Optionee committed prior to termination of employment any of the following acts:

(i) an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with the Optionee's duties or in the course of the Optionee's employment;

(ii) intentional wrongful damage to material assets of the

      Company;

(iii) intentional wrongful disclosure of material confidential       information of the Company;

(iv) intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty; or

(v) intentional breach of any stated material employment policy of the Company.

For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its Subsidiaries or a leave of absence of not more than 30 days unless otherwise approved by the Board.

8. Effect of Certain Transactions. If there is a Change in Control (as defined in the Plan), this Option Right shall terminate on the effective date of such Change in Control, unless provision is made in connection therewith in the sole discretion of the parties thereto for the assumption of this Option Right or the substitution for this Option Right of a new stock option of the successor person or entity or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price. In the event of any transaction, which will result in such termination, the Company shall give to the Optionee written notice thereof at least ten calendar days prior to the effective date of such transaction. Until such effective date, the Optionee may exercise any portion of this Option Right that is or becomes vested on or prior to such effective date, but after such effective date the Optionee may not exercise this Option Right except to the extent it is assumed or substituted by the successor entity (or a parent or subsidiary thereof) as provided above.

9. Acceleration of Option Right. If there is a Change in Control of the Company:

(a) The Option Right granted hereby shall become fully vested and exercisable; provided, however, that the Board may elect to make a cash payment to the Optionee in cancellation of such Option Right in such amount as the Board in its sole discretion shall determine, which amount shall not be less than the product of (i) and (ii), where (i) is the excess of the Market Value per Share on the date of exercise over the exercise price, and (ii) is the number of shares of Common Stock subject to the Option Right being cancelled.

(b) The Board shall have authority to revise the terms of any such Award or any other Award as it, in its discretion, deems appropriate; provided, however, that the Board may not make revisions that are adverse to the Optionee without the Optionee's consent.

10. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.

11. Compliance with Law. Notwithstanding any other provision of this Agreement, the Option Right shall not be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

12. Availability of Common Stock. The Company shall at all times until the expiration of the Option Right reserve and keep available, either in its treasury or out of its authorized but unissued Common Stock, the full number of shares of Common Stock deliverable upon the exercise of this Option Right.

13. Lock-up Agreeement. The Optionee agrees that, if requested by the Company in connection with an initial public offering, the Optionee will not sell, offer for sale, or otherwise dispose of the Option Rights for such period of time as is determined by the Board, provided that at least of the majority of the Company's directors and officers who hold Option Right or Common Stocks at such time are similarly bound.

14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions, which arise in connection with this Option Right or its exercise. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment should adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

16. Successors and Assigns. Without limiting or expanding Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives, and assigns of the Optionee, and the successors and assigns of the Company.

17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California.

18. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Secretary, and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Any written notice given to the Company, shall be deemed to be duly given only when actually received by the Company.

19. Securities Laws Compliance. The Optionee acknowledges that the Option will be held by the Optionee for investment for the Optionee's own account and not with a view to, or for, resale, transfer, or distribution. The Optionee acknowledges that the Optionee has no intention of participating directly orindirectly in a distribution of the Option Rights. The Optionee understands that prior to exercising the Option Rights, the Optionee shall be required to reaffirm these representations and warranties as to the shares of Common Stock that shall be issued upon exercise.

Exhibit 3.5 - Employee Nonqualified Stock Option Plan 2008

2008 Nonqualified Stock Option Plan

1. Purpose

The purpose of this 2008 Nonqualified Stock Option Plan (the "Plan") is to encourage and enable Directors, Employees and Consultants of Signature Devices, Inc. (the "Company") and its subsidiaries (if any are organized or acquired) to acquire a proprietary interest, or increase their proprietary interest, in the Company through the ownership of Common Stock of the Company. It is also expected that the Plan will encourage qualified persons to accept offers of Directorship or employment with the Company. Pursuant to the Plan, optionees will be offered the opportunity to acquire such Common Stock through the grant of Nonqualified Stock Options.

2. Administration of the Plan

The Plan shall be administered by a Compensation Committee of the Board of Directors of the Company (the "Committee") consisting of three members appointed by the Board.

In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan, which must first be approved by the Board of Directors. The interpretation and decisions made by the Committee with regard to any questions arising under the Plan shall be final and conclusive on all officers and employees of the Company and its subsidiaries.

The Committee shall have the power and authority to designate participants, and to determine the terms and provisions of respective Option agreements (which need not be identical), including the authority to grant to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price lower than provided in the Option so surrendered and cancelled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan.

The term "subsidiary" means any corporation 50% or more of the voting stock of which is owned by the Company or by a subsidiary (as so defined) of the Company.

3. Stock Reserved for the Plan

Subject to the adjustments provided for in paragraph 9 hereof, a total of 35,000,000 shares of Common Stock ("Common Stock") of the Company shall be subject to the Plan. The shares subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company, and such amount of shares shall be and is hereby reserved for sale for such purpose. Any of such shares, which may remain, unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Any shares subject to any Option, which for any reason expires or is terminated unexercised as to such shares may again be subject to an Option under the Plan.

4. Designations of Participants

The persons eligible for participating in the Plan as recipients of Options shall be Directors of the Company, a company wholly-owed by a Director or Consultant, employees of the company, or Consultants of the Company or any of its subsidiaries, henceforth referred to as "Optionee".

5. Option Price

The Board of Directors shall determine the purchase price of each share of Common Stock placed under Option pursuant to the Plan at time of resolution approving the issuance of the Option to be granted.

6. Option Period

(a) Term. The Options granted under this Plan shall be for a term of not more than ten years from the date of the granting of each Option.

(b) Reorganization, etc. If the Company is merged reorganized, or consolidated with another corporation while unexercised Options remain outstanding under the Plan, there shall be substituted for the shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of stock or other securities of the merged, reorganized, or consolidated corporation distributed to the holders of the Company's Common Stock in respect of their shares; provided, however, that all such Options may be canceled by the Company as of the effective date of any such merger, reorganization or consolidation or of any dissolution or liquidation of the Company by giving notice of its intention to do so to each holder thereof or his personal representative and by permitting the purchase during a period of not less than thirty days next preceding such effective date of all of the shares subject to such outstanding Options.

7. Exercise of Options

The Committee, in granting Options, shall have the discretion to determine the terms upon which such Options shall be exercisable, subject to the applicable provisions of this Plan. In any event, Options shall be subject to the following provisions:

(a) Exercise in installments. Except as provided in this Section 7, an Optionee must continue to act in that capacity at all times in order to exercise such Option. Unless the Committee determines otherwise, Options shall be exercisable in installments as follows: 25% exercisable after 1 year from date of grant; 6.25% each quarter of a calendar year after the first year for the remaining 3 years. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period.

(b) Termination of an Optionee without cause. The effect of termination without cause of an Optionee's relationship with the Company shall be that any and all unvested Options then held by such Optionee immediately vest and may be exercised at any time within three months after the date of such termination.

(c) Termination of an Optionee for cause. If an Optionee is terminated for "cause", then his/her rights under any then outstanding Option shall terminate at the time of such termination. Termination for "cause" shall include, but not be limited to, termination due to the occurrence of any of the following events:

(i) The Optionee's persistent or excessive use of drugs or alcohol to an extent that such use interferes with the proper performance of his duties to the Company hereunder; or

(ii) The Optionee's misappropriation of funds or property of the Company (as determined by the Company's Board of Directors); or

(iii) The Optionee's gross negligence, willful misconduct, insubordination or habitual neglect of duty in carrying out his duties as a director, employee or consultant (as determined by the Company's Board of Directors).

(iv) Non-compliance with any policy of the Company.

(d) Payment. The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of exercise. Such purchase price shall be payable in cash. No holder of an Option shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

(e) General Restrictions. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or transfer of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

(f) Special Restriction. No Option granted under the Plan may be exercised until the Plan has been approved and ratified by the holders of a majority of the voting stock of the Company at a shareholders' meeting or by consent resolution of said majority shareholders. In the event that the shareholders of the Company do not approve the Plan within one year of the date of its adoption by the Company's Board of Directors, the right to exercise any Option shall terminate.

8. Capital Change of the Company

If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, split-up, combination of shares or recapitalization, the number and kind of shares subject to this Plan or subject to any Options theretofore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate Option price, provided, however, no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock.

9. Option Agreement

Each Option granted under the Plan shall be evidenced by a written stock Option agreement executed by the Company and accepted by the Optionee, which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein, including, without limitation, in the case of Options granted prior to the approval of the Plan by the shareholders of the Company, a provision specifically indicating that such Option may not be exercised unless and until such approval is obtained, and (b) shall contain such other terms and conditions as the Committee may deem desirable and which are not inconsistent with the Plan, including a representation that the shares of Common Stock will be purchased for investment and not with a view to their distribution, or other representations necessary to comply with federal or state securities laws.

10. Amendment of the Plan

The Board of Directors shall have the right to amend, suspend or terminate the Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of a Director, Employee or Consultant under any Option theretofore granted under the Plan. In addition, unless duly approved by the holders of Common Stock entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, no amendment or change shall be made in the Plan (a) increasing the total number of shares which may be issued or transferred under the Plan (except for adjustments for recapitalization, stock dividends and other changes in corporate structure); (b) changing the minimum purchase price hereinbefore specified for the shares subject to Options; (c) changing the maximum period during which Options may be exercised; or (d) extending the period during which Options may be granted under the Plan.

11. Effective date of the Plan

The Plan shall be effective as of April 15th, 2008.

12. Duration of the Plan

Subject to the provisions of paragraph 6, the Plan shall remain in effect until all shares subject or which may become subject to the Plan shall have been purchased pursuant to the exercise of Options granted under the Plan, provided that no Options may be granted after April 15th, 2018.

2008 Non-Qualified Stock Option Agreement

      This AGREEMENT (the "Agreement") is made as of the date of grant on the cover page hereof (the "Date of Grant") by and between Signature Devices, Inc., a Nevada corporation (the "Company"), and the individual named on the cover page hereto (the "Optionee").

1. Definitions. All capitalized terms not otherwise defined herein will have the meaning ascribed to such terms in the Company's 2008 Equity and Performance Incentive Plan (the "Plan").

2. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Optionee as of the Date of Grant a stock option to purchase the number of shares of the Company's Common Stock, $0.001 par value per share, shown on the cover page hereof (the "Option Right"). The Option Right may be exercised from time to time in accordance with the terms of this Agreement. The price at which shares of Common Stock may be purchased pursuant to this Option Right shall be as set forth page 6 hereof subject to adjustment as hereinafter provided (the "Option Price"). The Option Right is intended to be a non-qualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Code, or any successor provision thereto; this Agreement shall be construed in a manner that will effectuate such intent.

3. Term of Option. The term of the Option Right shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 7 hereof, shall expire 10 years from the Date of Grant.

4. Right to Exercise. Subject to the expiration or earlier termination of this Option Right in accordance with its terms, this Option Right shall become exercisable as set forth on the cover page hereof. To the extent the Option Right is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one share of Common Stock pursuant to this Option Right. The Optionee shall be entitled to the privileges of ownership with respect to the shares of Common Stock purchased and delivered to him upon the exercise of all or part of this Option Right.

5. Option Nontransferable. The Option Right granted hereby shall be neither transferable nor assignable by the Optionee except by will or by the laws of descent and distribution and, to the extent the Option Right is exercisable hereunder, may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity or death, by his or her guardian or legal representative acting on behalf of the Optionee or the Optionee's estate in a fiduciary capacity under state law and court supervision.

6. Notice of exercise; Payment. To the extent then exercisable, the Option Right may be exercised by written notice to the Company stating the number of shares of Common Stock for which the Option Right is being exercised and the intended manner of payment. The date of delivery of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the shares of Common Stock for which the Option Right is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Optionee may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock that have been owned by the Optionee for more than six months prior to the date of exercise, or (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted shares of Common Stock. Nonforfeitable, nonrestricted shares of Common Stock that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their fair market value per share of Common Stock as determined by the Board. As a further condition precedent to the exercise of this Option Right, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of shares of

Common Stock and in connection therewith shall execute any documents which the Board or a committee thereof shall in its sole discretion deem necessary or advisable. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of shares of Common Stock that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the bank or broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes.

7. Termination of Agreement. This Agreement and the Option Right granted hereby, whether or not vested, shall terminate automatically and without further notice on the earliest of the following dates:

(a) One year after the Optionee's death or permanent and total disability, if the Optionee dies or becomes permanently and totally disabled while in the employ of the Company;

(b) 90 calendar days after the Optionee ceases to be an employee, advisor, or consultant of the Company and its Subsidiaries for any reason other than as described in Section 7(a) or 7(d) hereof;

 (c) 10 years from the Date of Grant; or

(d) Immediately upon the termination of Optionee's employment for "cause" (as defined below). For purposes of this Agreement, "cause" shall have the meaning ascribed thereto in any employment agreement applicable to Optionee.

Absent such employment agreement, "cause" shall mean that the Board has determined in good faith that the Optionee committed prior to termination of employment any of the following acts:

(i) an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with the Optionee's duties or in the course of the Optionee's employment;

(ii) intentional wrongful damage to material assets of the

      Company;

(iii) intentional wrongful disclosure of material confidential       information of the Company;

(iv) intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty; or

(v) intentional breach of any stated material employment policy of the Company.

For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its Subsidiaries or a leave of absence of not more than 30 days unless otherwise approved by the Board.

8. Effect of Certain Transactions. If there is a Change in Control (as defined in the Plan), this Option Right shall terminate on the effective date of such Change in Control, unless provision is made in connection therewith in the sole discretion of the parties thereto for the assumption of this Option Right or the substitution for this Option Right of a new stock option of the successor person or entity or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price. In the event of any transaction, which will result in such termination, the Company shall give to the Optionee written notice thereof at least ten calendar days prior to the effective date of such transaction. Until such effective date, the Optionee may exercise any portion of this Option Right that is or becomes vested on or prior to such effective date, but after such effective date the Optionee may not exercise this Option Right except to the extent it is assumed or substituted by the successor entity (or a parent or subsidiary thereof) as provided above.

9. Acceleration of Option Right. If there is a Change in Control of the Company:

(a) The Option Right granted hereby shall become fully vested and exercisable; provided, however, that the Board may elect to make a cash payment to the Optionee in cancellation of such Option Right in such amount as the Board in its sole discretion shall determine, which amount shall not be less than the product of (i) and (ii), where (i) is the excess of the Market Value per Share on the date of exercise over the exercise price, and (ii) is the number of shares of Common Stock subject to the Option Right being cancelled.

(b) The Board shall have authority to revise the terms of any such Award or any other Award as it, in its discretion, deems appropriate; provided, however, that the Board may not make revisions that are adverse to the Optionee without the Optionee's consent.

10. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.

11. Compliance with Law. Notwithstanding any other provision of this Agreement, the Option Right shall not be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

12. Availability of Common Stock. The Company shall at all times until the expiration of the Option Right reserve and keep available, either in its treasury or out of its authorized but unissued Common Stock, the full number of shares of Common Stock deliverable upon the exercise of this Option Right.

13. Lock-up Agreement. The Optionee agrees that, if requested by the Company in connection with an initial public offering, the Optionee will not sell, offer for sale, or otherwise dispose of the Option Rights for such period of time as is determined by the Board, provided that at least of the majority of the Company's directors and officers who hold Option Right or Common Stocks at such time are similarly bound.

14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions, which arise in connection with this Option Right or its exercise. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment should adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

16. Successors and Assigns. Without limiting or expanding Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives, and assigns of the Optionee, and the successors and assigns of the Company.

17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California.

18. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Secretary, and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Any written notice given to the Company, shall be deemed to be duly given only when actually received by the Company.

19. Securities Laws Compliance. The Optionee acknowledges that the Option will be held by the Optionee for investment for the Optionee's own account and not with a view to, or for, resale, transfer, or distribution. The Optionee acknowledges that the Optionee has no intention of participating directly orindirectly in a distribution of the Option Rights. The Optionee understands that prior to exercising the Option Rights, the Optionee shall be required to reaffirm these representations and warranties as to the shares of Common Stock that shall be issued upon exercise.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 23, 2008	Signature Devices, Inc.

By: /s/ Kenneth Hurley
Kenneth Hurley
Chief Executive Officer